As filed with the Securities and Exchange Commission on May 24, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE TORONTO-DOMINION BANK

(Exact name of Registrant as specified in its charter)

Canada	13-5640479
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TD Bank Tower

Toronto-Dominion Centre

Toronto, Ontario M5K 1A2, Canada

(416) 982-8222

(Address and telephone number of Registrant’s principal executive offices)

Glenn Gibson

The Toronto-Dominion Bank

31 West 52nd Street

New York, NY 10019-6101

(212) 827-7000

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Ellen Patterson, Esq. Group Head and General Counsel The Toronto-Dominion Bank TD Bank Tower Toronto-Dominion Centre Toronto, Ontario M5K 1A2, Canada (416) 308-6963	Lee Meyerson, Esq. Lesley Peng, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: At such time or times on or after the effective date of this Registration Statement as the Registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(3)(4)	Amount of Registration Fee(1)(2)
Senior Debt Securities
Subordinated Debt Securities
Class A First Preferred Shares
Common Shares
Warrants
Subscription Receipts
Units(5)
Total	U.S.$45,000,000,000	100%	U.S.$45,000,000,000	U.S.$5,454,000

(1)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the U.S.$45,000,000,000 of securities covered by this registration statement (this “Registration Statement”) includes U.S.$16,969,803,000 aggregate principal amount or offering price of the Registrant’s senior debt securities that were unsold as of May 24, 2019 (the “Unsold Securities”) that were previously registered by the Registrant on the registration statement on Form F-3 under the Securities Act (File No. 333-211718) filed on June 30, 2016 (the “Prior F-3 Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this Registration Statement.

In addition, pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee required to be paid in connection with this Registration Statement by the filing fees previously paid by the Registrant in connection with U.S.$5,000,000,000 of unissued debt securities registered by the Registrant under registration statement on Form F-10 under the Securities Act (File No. 333-200741), initially filed with the Commission on December 4, 2014.

The Registrant may continue to offer and sell the securities covered by the Prior F-3 Registration Statement until the effective date of this Registration Statement. The Registrant will identify in a pre-effective amendment to this Registration Statement the amount of its securities covered by the Prior Registration Statement that were sold between May 24, 2019 and the effective date of this Registration Statement and any filing fee paid in connection with such securities, and will pay any additional filing fee necessary to cover the full amount of new securities to be registered.

For reasons stated above, the net registration fee paid in connection with this Registration Statement is U.S.$2,816,259.88.

(2)

This Registration Statement also includes an indeterminate amount of securities of the classes specified above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrant. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)	Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.
(5)

Each unit will be issued under a unit agreement and will represent one or more debt securities, preferred shares, common shares, warrants and subscription receipts of the Registrant, as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 24, 2019

PROSPECTUS

The Toronto-Dominion Bank

(a Canadian chartered bank)

U.S.$45,000,000,000

Senior Debt Securities

Subordinated Debt Securities

Class A First Preferred Shares

Common Shares

Warrants to Purchase Preferred Shares

Subscription Receipts

Units

This prospectus describes some of the general terms that may apply to senior debt securities, subordinated debt securities, preferred shares, common shares, warrants, subscription receipts and units of The Toronto- Dominion Bank (the “Bank”) and the general manner in which these securities may be offered. The Bank will give you the specific prices and other terms of the securities the Bank is offering in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest in any of the securities described herein. The Bank may sell the securities to or through one or more underwriters, dealers or agents. The names of the underwriters, dealers or agents will be set forth in supplements to this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Bank is a Canadian bank, that many of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the Registration Statement may reside outside of the United States, and that all or a substantial portion of the assets of the Bank and said persons may be located outside the United States.

Our common shares are currently listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the symbol “TD.” Our outstanding Class A First Preferred Shares are currently listed on the TSX.

The securities described herein will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

Securities that are bail-inable debt securities (as defined herein) are subject to conversion in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of the Bank or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and to variation or extinguishment in consequence, and subject to the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable debt securities.

Investing in the securities described herein involves a number of risks. See “Risk Factors” on page 1 of this prospectus.

The Bank, TD Securities (USA) LLC and certain of the Bank’s other affiliates may use this prospectus in the initial sale of any securities described herein or in a market-making transaction in any securities described herein after their initial sale. See “Plan of Distribution.”

The date of this prospectus is                     , 2019.

In this prospectus, unless the context otherwise indicates, the “Bank,” “TD,” “we,” “us” or “our” means The Toronto-Dominion Bank and its subsidiaries. All dollar amounts referred to in this prospectus are in Canadian dollars unless otherwise specifically expressed. In this prospectus and any prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise.

DOCUMENTS INCORPORATED BY REFERENCE

The U.S. Securities and Exchange Commission (the “SEC”) allows the Bank to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. Copies of the documents incorporated herein by reference may be obtained upon written or oral request without charge from the Corporate Secretary of The Toronto-Dominion Bank, TD Bank Tower, Toronto- Dominion Centre, Toronto, Ontario, M5K 1A2, Canada (telephone: (416) 308-6963). The documents incorporated by reference are available at www.sec.gov.

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We incorporate by reference:

•

our Annual Report on Form 40-F for the fiscal year ended October 31, 2018, the report dated November  28, 2018 to the shareholders and Directors of The Toronto-Dominion Bank on the Consolidated Balance Sheet of the Bank as at October  31, 2018 and 2017 and the Consolidated Statements of Income, Comprehensive Income, Changes in Equity, and Cash Flows for each of the years in the three year period ended October  31, 2018, and the report dated November  28, 2018 to the shareholders and Directors of The Toronto-Dominion Bank on the effectiveness of internal control over financial reporting as of October 31, 2018 (the “2018 Annual Report”); and

•

our Reports on Form 6-K dated November 29, 2018, November  29, 2018 (excluding Exhibit 99.2, Exhibit 99.3, Exhibit 99.4 and Exhibit 99.5 thereto), December  11, 2018, January 17, 2019 (related to our issuance of NVCC preferred shares), January 17, 2019 (related to the increase to our issuance of NVCC preferred shares), February  27, 2019 (related to our Management Proxy Circular), February  28, 2019 (excluding Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6 thereto), March  11, 2019, May 23, 2019, May  23, 2019 (excluding Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6 thereto), May 24, 2019 (related to our issuance of NVCC preferred shares) and May 24, 2019 (related to the increase to our issuance of NVCC preferred shares).

In addition, we will incorporate by reference into this prospectus all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon a new Annual Report and the related annual financial statements being filed by us with, and, where required, accepted by, the SEC during the currency of this prospectus, the previous Annual Report and the related annual financial statements and the Reports on Form 6-K filed prior to the commencement of our financial year in which the new Annual Report is filed shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities hereunder, except (1) each Report on Form 6-K related to Exhibit 1.1 to this Registration Statement and (2) each Report on Form 6-K related to our Management Proxy Circular, which shall be deemed incorporated by reference into this prospectus until the filing of a Report on Form 6-K related to a new Management Proxy Circular.

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC.

WHERE YOU CAN FIND MORE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the information reporting requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the

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disclosure requirements of Canada, which requirements are different from those of the United States. As the Bank is a “foreign private issuer” under the rules adopted under the Exchange Act, we are exempt from certain of the requirements of the Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act. The Bank’s reports and other information, when filed by us in accordance with such requirements, can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC- 0330. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. Information about us can be located at our website at www.td.com. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

FURTHER INFORMATION

We have filed with the SEC a Registration Statement on Form F-3 under the United States Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered with this prospectus. This prospectus is a part of that Registration Statement, and this prospectus does not contain all of the information set forth in the Registration Statement. You can access the Registration Statement together with its exhibits at the SEC’s website at www.sec.gov or inspect these documents at the offices of the SEC in order to obtain more information about us and about the securities offered with this prospectus.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement, which information shall modify or supersede any inconsistent information in the prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” above.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

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RISK FACTORS

Investment in the securities is subject to various risks, including those risks inherent in investing in an issuer involved in conducting the business of a diversified financial institution. From time to time, the market experiences significant price and volume volatility that may affect the market price of our securities for reasons unrelated to our performance. Also, the financial markets are generally characterized by extensive interconnections among financial institutions. As such, defaults by other financial institutions in Canada, the United States or other countries could adversely affect us and the market price of the securities. Additionally, the securities are subject to market value fluctuations based upon factors which influence our operations, such as legislative or regulatory developments, competition, technological change and global capital market activity.

Before deciding whether to invest in any securities, you should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in a prospectus supplement, as the case may be, relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the “Risk Factors and Management” section of the Bank’s management’s discussion and analysis included in the 2018 Annual Report (the “2018 MD&A”) and in the “Financial Results Overview” and “Managing Risk” sections of the Bank’s management’s discussion and analysis included in the 2nd Quarter 2019 Report to Shareholders for the three and six months ended April 30, 2019 (the “Q2 2019 MD&A”), including those summarized under “Caution Regarding Forward-Looking Statements” in this prospectus as well as any risks described in subsequently filed documents incorporated by reference.

United Kingdom Political Uncertainty

On June 23, 2016 the United Kingdom (the “UK”) voted in a referendum to leave the European Union (“EU”). This departure is referred to as “Brexit.” In April 2019, the deadline to negotiate an agreement on the terms of the UK’s departure (the “Withdrawal Agreement”) was extended from March 29, 2019 to October 31, 2019 after the UK Parliament failed to ratify the Withdrawal Agreement. If the Withdrawal Agreement is passed, the departure will take place on the first day of the following month. If the UK does not participate in the EU Parliamentary elections in May, the departure will take place on June 1, 2019.

There are a number of uncertainties in connection with the timing of the UK’s departure and the future of its relationship with the EU. Possible outcomes to Brexit include the UK passing the Withdrawal Agreement, the UK’s withdrawal from the EU without having an agreement in place (a so-called “no deal” scenario), holding a General Election in the UK to give a new government the mandate to negotiate an agreement with the EU, a second referendum on Brexit or a decision by the UK Government to remain a member of the EU.

Until the timing of the UK’s departure from the EU and their future relationship are clearer, it is not possible to determine the impact that Brexit and/or any related matters may have on TD, its business, financial condition and/or results of operations or any of TD’s securities, including the market value or the liquidity thereof in the secondary market, or on any of the other parties to any transaction documents related to TD’s securities.

Risks Related to the Bank’s Bail-inable Debt Securities

The debt securities will be subject to risks, including non-payment in full or, in the case of bail-inable debt securities, conversion in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of TD or any of its affiliates, under Canadian bank resolution powers.

Under Canadian bank resolution powers, the Canada Deposit Insurance Corporation (“CDIC”) may, in circumstances where TD has ceased, or is about to cease, to be viable, assume temporary control or ownership of TD and may be granted broad powers by one or more orders (each such order, an “Order”) of the Governor in Council (Canada), including the power to sell or dispose of all or a part of the assets of TD, and the power to carry out or cause TD to carry out a transaction or a series of transactions the purpose of which is to restructure the business of TD. As part of the Canadian bank resolution powers, certain provisions of, and regulations under, the Bank Act, the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent of Financial Institutions (Canada) (the “Superintendent”) as domestic systemically important banks, which include TD. We refer to those domestic systemically important banks as “D-SIBs.” See “Description of the Debt Securities—Canadian Bank Resolution Powers” for a description of the Canadian bank resolution powers, including the bail-in regime.

If the CDIC were to take action under the Canadian bank resolution powers with respect to TD, this could result in holders or beneficial owners of the debt securities being exposed to losses and, in the case of bail-inable debt securities, conversion of the debt securities in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of TD or any of its affiliates, which we refer to as a “bail-in conversion.” Subject to certain exceptions discussed under “Description of the Debt Securities—Canadian Bank Resolution Powers,” including for certain structured notes, senior debt securities issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number, are subject to bail-in conversion. Shares, other than common shares, and subordinated debt of TD are also subject to a bail-in conversion, unless they are non-viability contingent capital. We refer to senior debt securities that are subject to bail-in conversion as “bail-inable debt securities.”

Upon a bail-in conversion, if your bail-inable debt securities or any portion thereof are converted into common shares of TD or any of its affiliates, you will be obligated to accept those common shares, even if you do not at the time consider the common shares to be an appropriate investment for you, and despite any change in TD or any of its affiliates, or the fact that the common shares may be issued by an affiliate of TD, or any disruption to or lack of a market for the common shares or disruption to capital markets generally.

As a result, you should consider the risk that you may lose all or part of your investment, including the principal amount plus any accrued interest, if the CDIC were to take action under the Canadian bank resolution powers, including the bail-in regime, and that any remaining outstanding debt securities, or common shares of TD or any of its affiliates into which bail-inable debt securities are converted, may be of little value at the time of a bail-in conversion and thereafter. Such losses may not be offset by compensation, if any, received as part of the compensation process.

The senior debt indenture will provide only limited acceleration and enforcement rights for the bail-inable debt securities and includes other provisions intended to qualify the bail-inable debt securities as TLAC.

In connection with the bail-in regime, the Office of the Superintendent of Financial Institutions’ (“OSFI”) guideline (the “TLAC Guideline”) on total loss-absorbing capacity (“TLAC”) applies to and establishes standards for D-SIBs, including TD. Under the TLAC Guideline, beginning November 1, 2021, TD is required to maintain a minimum capacity to absorb losses composed of unsecured external long-term debt that meets the prescribed criteria or regulatory capital instruments to support recapitalization in the event of a failure. Bail-inable debt securities and regulatory capital instruments that meet certain prescribed criteria, which are discussed under “Description of the Debt Securities—Canadian Bank Resolution Powers,” will constitute TLAC of TD.

Our senior debt indenture under which the senior debt securities may be issued provides that, for all senior debt securities issued on or after September 23, 2018 (including bail-inable debt securities and senior debt securities that are not subject to bail-in conversion), acceleration will only be permitted (i) if we default on the payment of the principal of, or interest on, any senior debt securities of that series and, in each case, the default continues for a period of 30 business days, or (ii) certain bankruptcy, insolvency or reorganization events occur.

Holders and beneficial owners of bail-inable debt securities may only exercise, or direct the exercise of, the rights described in this prospectus under “Description of the Debt Securities—Terms Specific to Senior Debt Securities—Events of Default” where an Order has not been made under Canadian bank resolution powers pursuant to subsection 39.13(1) of the CDIC Act in respect of TD. Notwithstanding the exercise of those rights, bail-inable debt securities will continue to be subject to bail-in conversion until repaid in full.

No holder or beneficial owner of bail-inable debt securities may exercise, or direct the exercise of, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Bank arising under, or in connection with, the bail-inable debt securities, and each holder or beneficial owner of bail-inable debt securities shall, by virtue of its acquisition of an interest in any bail-inable debt security, be deemed to have irrevocably and unconditionally waived all such rights of set-off, netting, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any holder or beneficial owner of the bail-inable debt securities by the Bank in respect of, or arising under, the bail-inable debt securities are purportedly discharged by set-off, netting, compensation or retention, without limitation to any other rights and remedies of the Bank under applicable law, such holder or beneficial owner shall pay to the Bank an amount equal to the amount of such discharge and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Bank and, accordingly, any such discharge shall be deemed not to have taken place.

In addition, where an amendment, modification or other variance that can be made to the senior debt indenture or the bail-inable debt securities as described in this prospectus under “Description of the Debt Securities—Modification of the Indenture” would affect the recognition of those bail-inable debt securities by the Superintendent as TLAC, that amendment, modification or variance will require the prior approval of the Superintendent.

The circumstances surrounding a bail-in conversion are unpredictable and can be expected to have an adverse effect on the market price of bail-inable debt securities.

The decision as to whether TD has ceased, or is about to cease, to be viable is a subjective determination to be made by the Superintendent which is outside the control of TD. Upon a bail-in conversion, the interests of depositors and holders of liabilities and securities of TD that are not converted will effectively all rank in priority to the portion of bail-inable debt securities that are converted. In addition, except as provided for under the compensation process, the rights of holders in respect of the bail-inable debt securities that have been converted will rank on parity with other holders of common shares of TD (or, as applicable, common shares of the affiliate whose common shares are issued on the bail-in conversion).

There is no limitation on the type of Order that may be made where it has been determined that TD has ceased, or is about to cease, to be viable. As a result, you may be exposed to losses through the use of Canadian bank resolution powers other than bail-in conversion or in liquidation. See “—The debt securities will be subject to risks, including non-payment in full or, in the case of bail-inable debt securities, conversion in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of TD or any of its affiliates, under Canadian bank resolution powers.” above.

Because of the uncertainty regarding when and whether an Order will be made and the type of Order that may be made, it will be difficult to predict when, if at all, bail-inable debt securities could be converted into common shares of TD or any of its affiliates, and there is not likely to be any advance notice of an Order. As a result of this uncertainty, trading behavior in respect of the bail-inable debt securities may not follow trading behavior associated with convertible or exchangeable securities or, in circumstances where TD is trending towards ceasing to be viable, other senior debt. Any indication, whether real or perceived, that TD is trending towards ceasing to be viable can be expected to have an adverse effect on the market price of the bail-inable debt securities, whether or not TD has ceased, or is about to cease, to be viable. Therefore, in those circumstances, you may not be able to sell your bail-inable debt securities easily or at prices comparable to those of senior debt securities not subject to bail-in conversion.

The number of common shares to be issued in connection with, and the number of common shares that will be outstanding following, a bail-in conversion are unknown. It is also unknown whether the shares to be issued will be those of TD or one of its affiliates.

Under the bail-in regime there is no fixed and pre-determined contractual conversion ratio for the conversion of the bail-inable debt securities, or other shares or liabilities of TD that are subject to a bail-in conversion, into common shares of TD or any of its affiliates, nor are there specific requirements regarding whether liabilities subject to a bail-in conversion are converted into common shares of TD or any of its affiliates. The CDIC determines the timing of the bail-in conversion, the portion of bail-inable shares and liabilities to be converted and the terms and conditions of the conversion, subject to parameters set out in the bail-in regime, which are discussed under “Description of the Debt Securities—Canadian Bank Resolution Powers.”

As a result, it is not possible to anticipate the potential number of common shares of TD or its affiliates that would be issued in respect of any bail-inable debt security converted in a bail-in conversion, the aggregate number of such common shares that will be outstanding following the bail-in conversion, the effect of dilution on the common shares received from other issuances under or in connection with an Order or related actions in respect of TD or its affiliates or the value of any common shares you may receive for your converted bail-inable debt securities, which could be significantly less than the principal amount of those bail-inable debt securities. It is also not possible to anticipate whether it would be the shares of TD or of its affiliates that would be issued in a bail-in conversion. There may be an illiquid market, or no market at all, in the common shares issued upon a bail-in conversion and you may not be able to sell those common shares at a price equal to the value of your converted bail-inable debt securities and as a result, may suffer significant losses that may not be offset by compensation, if any, received as part of the compensation process. Fluctuations in exchange rates may exacerbate those losses.

By acquiring bail-inable debt securities, you are deemed to agree to be bound by a bail-in conversion and so will have no further rights in respect of your bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion other than those provided under the bail-in regime. Any potential compensation to be provided through the compensation process under the CDIC Act is unknown.

The CDIC Act provides for a compensation process for holders of bail-inable debt securities who, immediately prior to the making of an Order, directly or through an intermediary, own bail-inable debt securities that are converted in a bail-in conversion. Given the considerations involved in determining the amount of compensation, if any, that a holder of bail-inable debt securities may be entitled to receive following an Order, it is not possible to anticipate what, if any, compensation would be payable in such circumstances. By acquiring an interest in any bail-inable debt security, you are deemed to agree to be bound by a bail-in conversion and so will have no further rights in respect of your bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion other than those provided under the bail-in regime. See “Description of the Debt Securities—Canadian Bank Resolution Powers” in this prospectus for a description of the compensation process under the CDIC Act.

Following a bail-in conversion, holders or beneficial owners that held bail-inable debt securities that have been converted will no longer have rights against TD as creditors.

Upon a bail-in conversion, the rights, terms and conditions of the portion of bail-inable debt securities that are converted, including with respect to priority and rights on liquidation, will no longer apply as the portion of converted bail-inable debt securities will have been converted on a full and permanent basis into common shares of TD or any of its affiliates ranking on parity with all other outstanding common shares of that entity. If a bail-in conversion occurs, then the interest of the depositors, other creditors and holders of liabilities of TD not bailed in as a result of the bail-in conversion will all rank in priority to the portion of bail-inable debt securities that are converted and the holders of those common shares.

Given the nature of the bail-in conversion, holders or beneficial owners of bail-inable debt securities that are converted will become holders or beneficial owners of common shares at a time when TD’s and potentially its affiliates’ financial condition have deteriorated. They may also become holders or beneficial owners of common shares at a time when the relevant entity may have received or may receive a capital injection or equivalent support with terms that may rank in priority to the common shares issued in a bail-in conversion with respect to payment of dividends, rights on liquidation or other terms, although there is no certainty that any such capital injection or support will be forthcoming.

We may redeem bail-inable debt securities after the occurrence of a TLAC disqualification event.

If a TLAC disqualification event (as defined herein) is specified in the applicable pricing supplement, we may, at our option, with the prior approval of the Superintendent, on not less than 10 days’ and not more than 30 days’ prior notice to holders of the particular debt securities, redeem all but not less than all of the particular bail-inable debt securities prior to their stated maturity date after the occurrence of the TLAC disqualification event, at the time or times and at the redemption price or prices specified in that pricing supplement, together with unpaid interest accrued thereon to, but excluding, the date fixed for redemption. If we redeem bail-inable debt securities, you may not be able to reinvest the redemption proceeds in securities offering a comparable anticipated rate of return. Additionally, although the terms of the bail-inable debt securities are anticipated to be established to satisfy the TLAC criteria within the meaning of the TLAC Guideline to which TD is subject, it is possible that any bail-inable debt securities may not satisfy the criteria in future rulemakings or interpretations.

Although the indentures and our debt securities are primarily governed by New York law, certain provisions are governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein

The indentures and our debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except for the provisions relating to the bail-in acknowledgment of holders and beneficial owners of bail-inable debt securities in the senior debt securities indenture, the subordination provisions in the subordinated debt securities indenture, the non-viability contingent capital (“NVCC”) provisions in the subordinated debt securities indenture and certain provisions relating to the status of the senior debt securities, which will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Generally, in an action commenced in a Canadian court for the enforcement of an indenture or any debt securities, a plaintiff will be required to prove those non-Canadian laws as a matter of fact by the evidence of persons who are experts in those laws.

Significant aspects of the U.S. tax treatment of the bail-inable debt securities may be uncertain.

The U.S. tax treatment of the bail-inable debt securities may be uncertain. For instance, although we intend to treat the bail-inable debt securities as debt for U.S. federal income tax purposes, there is no authority that directly addresses the U.S. federal income tax treatment of instruments such as the bail-inable debt securities that provide for a bail-in conversion under certain circumstances. You should consult your own tax advisor regarding the appropriate characterization of the bail-inable debt securities for U.S. federal income tax purposes, and the U.S. federal income and other tax consequences of any bail-in conversion. Please read carefully any tax consequences specified in the applicable prospectus supplement or pricing supplement and the section entitled “Tax Consequences—United States Taxation” in this prospectus.

THE TORONTO-DOMINION BANK

The Toronto-Dominion Bank and its subsidiaries are collectively known as TD Bank Group (“TD”). TD is the sixth largest bank in North America by branches and serves more than 26 million customers in three key businesses operating in a number of locations in financial centers around the globe: Canadian Retail, which includes the results of the Canadian personal and commercial banking, wealth, and insurance businesses; U.S. Retail, which includes the results of the U.S. personal and business banking operations, wealth management services, and the Bank’s investment in TD Ameritrade; and Wholesale Banking. TD also ranks among the world’s leading online financial services firms, with more than 13 million active online and mobile customers. TD had $1.4 trillion in assets on April 30, 2019. The Toronto-Dominion Bank’s common shares trade under the symbol “TD” on the Toronto Stock Exchange and the New York Stock Exchange.

The Bank’s head office and registered office are located in the TD Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, M5K 1A2, Canada.

Additional information regarding the Bank is incorporated by reference into this prospectus. See “Documents Incorporated by Reference.”

PRESENTATION OF FINANCIAL INFORMATION

The financial information of the Bank incorporated by reference or otherwise contained in this prospectus has been prepared in accordance with International Financial Reporting Standards (“IFRS”). None of the financial information prepared in accordance with IFRS is comparable to the financial statements of companies using accounting principles generally accepted in the United States.

We publish our consolidated financial statements in Canadian dollars. As indicated in the table below, the Canadian dollar has fluctuated in value compared to the U.S. dollar over the last five years.

The tables below set forth the high and low daily exchange rates, the average yearly rate and the rate at period end between Canadian dollars and U.S. dollars (in U.S. dollars per Canadian dollar) for each year in the five-year period ended October 31, 2018 and for the three months ended January 31, 2019 and April 30, 2019, and the high and low daily exchange rates for each month in the period from November 1, 2018 through May 23, 2019. On May 23, 2019, the Canadian dollar daily average exchange rate was U.S.$0.7419. In the case of the rates for the years ended October 31, 2014, 2015 and 2016, this information is based on the noon rates as reported by the Bank of Canada at approximately noon each trading day. In the case of the years ended October 31, 2017 and 2018, this information is based on the daily average exchange rate as reported by the Bank of Canada as being in effect at approximately 4:30 PM EST on a specified date (on April 29, 2017, the Bank of Canada stopped reporting the noon rate).

Year ended October 31	High	Low	Average Rate[1]	At period end
2014	0.9602	0.8858	0.9149	0.8869
2015	0.8900	0.7455	0.7978	0.7644
2016	0.7972	0.6854	0.7550	0.7461
2017	0.8245	0.7276	0.7652	0.7756
2018	0.8138	0.7513	0.7768	0.7609

Three months ended	High	Low	Average Rate[1]	At period end
January 31, 2019	0.7641	0.7330	0.7486	0.7608
April 30, 2019	0.7637	0.7411	0.7509	0.7450

Month of 2018	High	Low
November	0.7641	0.7518
December	0.7581	0.7330

Month of 2019	High	Low
January	0.7608	0.7353
February	0.7637	0.7520
March	0.7541	0.7442
April	0.7510	0.7411
May (through May 23, 2019)	0.7457	0.7417

[1]

The average of the closing exchange rates on the last business day of each full month during the relevant period. In the case of the rates for the years ended October 31, 2014, 2015 and 2016, data is based on the average noon buying rates on the last business day of each full month during the relevant period. In the case of the years ended October 31, 2017 and 2018, data is based on the average of the daily average exchange rates on the last business day of each full month during the relevant period.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

From time to time, the Bank makes written and/or oral forward-looking statements, including in this document, in other filings with Canadian regulators or the SEC, and in other communications. In addition, representatives of the Bank may make forward-looking statements orally to analysts, investors, the media and others. All such statements are made pursuant to the “safe harbor” provisions of, and are intended to be forward- looking statements under, applicable Canadian and U.S. securities legislation, including the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements made in this prospectus, the 2018 MD&A under the heading “Economic Summary and Outlook,” for the Canadian Retail, U.S. Retail and Wholesale Banking segments under headings “Business Outlook and Focus for 2019”, and for the Corporate segment, “Focus for 2019”, and in other statements regarding the Bank’s objectives and priorities for 2019 and beyond and strategies to achieve them, the regulatory environment in which the Bank operates, and the Bank’s anticipated financial performance. Forward-looking statements are typically identified by words such as “will,” “would,” “should,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “goal,” “target,” “may,” and “could.”

By their very nature, these forward-looking statements require the Bank to make assumptions and are subject to inherent risks and uncertainties, general and specific. Especially in light of the uncertainty related to the physical, financial, economic, political, and regulatory environments, such risks and uncertainties—many of which are beyond the Bank’s control and the effects of which can be difficult to predict—may cause actual results to differ materially from the expectations expressed in the forward-looking statements. Risk factors that could cause, individually or in the aggregate, such differences include: credit, market (including equity, commodity, foreign exchange, interest rate and credit spreads), liquidity, operational (including technology and infrastructure), reputational, insurance, strategic, regulatory, legal, environmental, capital adequacy, and other risks. Examples of such risk factors include the general business and economic conditions in the regions in which the Bank operates; the ability of the Bank to execute on key priorities, including the successful completion of acquisitions and dispositions, business retention plans, and strategic plans and to attract, develop and retain key executives; disruptions in or attacks (including cyber-attacks) on the Bank’s information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Bank is exposed; the failure of third parties to comply with their obligations to the Bank or its affiliates, including relating to the care and control of information; the impact of new and changes to, or application of, current laws and regulations, including without limitation tax laws, capital guidelines and liquidity regulatory guidance and the bank recapitalization “bail-in” regime; exposure related to significant litigation and regulatory matters; increased competition including through internet and mobile banking and non-traditional competitors; changes to the Bank’s credit ratings; changes in currency and interest rates (including the possibility of negative interest rates); increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies and methods used by the Bank; existing and potential international debt crises; and the occurrence of natural and unnatural catastrophic events and claims resulting from such events. The Bank cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Bank’s results. For more detailed information, please refer to the “Risk Factors and Management” section of the 2018 MD&A, as may be updated in subsequently filed quarterly reports to shareholders and other filings made by the Bank that are incorporated by reference in this prospectus. All such factors should be considered carefully, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements, when making decisions with respect to the Bank and the Bank cautions readers not to place undue reliance on the Bank’s forward-looking statements.

Material economic assumptions underlying the forward-looking statements contained in this prospectus are set out in the 2018 MD&A under the headings “Economic Summary and Outlook,” for the Canadian Retail, U.S. Retail and Wholesale Banking segments, “Business Outlook and Focus for 2019,” and for the Corporate

Segment, “Focus for 2019,” each as may be updated in subsequently filed quarterly reports to shareholders incorporated by reference into this prospectus.

Any forward-looking statements contained in this prospectus represent the views of management only as of the date of this prospectus and are presented for the purpose of assisting the Bank’s shareholders and analysts in understanding the Bank’s financial position, objectives and priorities and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. The Bank does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf, except as required under applicable securities legislation. Information contained in or otherwise accessible through the websites mentioned in this prospectus does not form part of this prospectus. All references in this prospectus to websites are inactive textual references and are for your information only.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds to the Bank from the sale of the securities will be added to the Bank’s general funds and utilized for general corporate purposes, which may include funding of our affiliate TD Securities (USA) LLC or any other general corporate purpose we may deem necessary or advisable. TD Securities (USA) LLC may participate as an underwriter, dealer or agent in any offering of the securities offered with this prospectus. For more information, see “Plan of Distribution—Conflicts of Interest.”

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the Bank’s consolidated capitalization at April 30, 2019. This table should be read in conjunction with the Bank’s unaudited interim condensed consolidated financial statements for the three and six months ended April 30, 2019 (the “Q2 2019 Unaudited Consolidated Financial Statements”) and the Q2 2019 MD&A, which are incorporated by reference in this prospectus.

(in millions of Canadian dollars)	As at April 30, 2019
Subordinated notes and debentures	$8,968
Equity
Common shares (millions of shares issued and outstanding: 1,829.1)	21,718	(1)
Preferred shares (millions of shares issued and outstanding: 214.0)	5,350	(1)
Treasury shares—common (millions of shares held: 0.7))	(49)	(1)
Treasury shares—preferred (millions of shares held: 0.3))	(6)	(1)
Contributed surplus	162
Retained earnings	47,980
Accumulated other comprehensive income (loss)	9,743
Non-controlling interests in subsidiaries	—
Total equity	84,898

Total capitalization	$93,866

(1)	For more information, refer to “Note 13—Equity” to the Q2 2019 Unaudited Consolidated Financial Statements.

DESCRIPTION OF THE DEBT SECURITIES

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the relevant indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the related debt securities. Any reference to provisions or defined terms of an indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

This summary is subject to and qualified by reference to the description of the particular terms of your series described in the applicable prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which describes additional terms of debt securities you are offered.

General

We may issue senior or subordinated debt securities, and when we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

We will issue the senior debt securities under a senior debt indenture, dated as of June 30, 2006, between us and The Bank of New York Mellon (as successor in interest to The Bank of New York), as trustee (the “senior debt trustee”), as supplemented by a first supplemental indenture, dated as of September 24, 2018, and as further amended or supplemented from time to time (collectively, the “senior debt indenture”). We will issue the subordinated debt securities under a subordinated debt indenture, dated as of September 15, 2016, among us and Computershare Trust Company, National Association, as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee (together with Computershare Trust Company, National Association, the “subordinated debt trustee”), as supplemented by a first supplemental indenture, dated as of September 15, 2016, and as further amended or supplemented from time to time (collectively, the “subordinated debt indenture”).

When we refer to the “indentures,” we mean both the senior debt indenture and the subordinated debt indenture, and when we refer to the “indenture,” we mean either the senior debt indenture or the subordinated debt indenture. A copy of the senior debt indenture and the first supplemental indenture to the subordinated debt indenture are incorporated by reference as exhibits to the Registration Statement and a copy of the subordinated debt indenture is attached as an exhibit to the Registration Statement. See “Where You Can Find More Information” and “Further Information” above for information on how to obtain a copy.

The indentures do not limit the aggregate principal amount of the debt securities which we can issue under each such indenture. We may issue debt securities under an indenture from time to time in one or more series, and we will authorize the aggregate amount from time to time for each series. The provisions of each indenture also allow us to “re-open” a previous issue of a series of debt securities without consent of holders and issue additional debt securities of that series, forming a single series with and having the same terms and conditions as that series of debt securities, except for the issue date, issue price and, if applicable, the first payment of interest thereon; provided that if any such additional debt securities are not fungible with the debt securities then issued and outstanding for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers from the issued and outstanding debt securities. However, we do not intend to re-open a previous issue of any series of debt securities where such re-opening would have the effect of making the relevant debt securities of such series subject to a bail-in conversion.

The debt securities of any series may be denominated and payable in U.S. dollars or foreign currencies. The debt securities of any series may bear interest at a floating rate or a fixed rate. A floating rate is determined by reference to an interest rate formula which may be adjusted by adding or subtracting the spread or multiplying the spread multiplier.

The debt securities will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

In the case of the insolvency of the Bank, the Bank Act (Canada) (the “Bank Act”) provides that priorities among payments of deposit liabilities of the Bank, payments in respect of debt securities and payments of all other liabilities are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because we have subsidiaries, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. In addition, there are regulatory and other legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities.

Terms Specified in Prospectus Supplement

The prospectus supplement and, if applicable, a pricing supplement will contain, where applicable, the following terms of and other information relating to any series of offered debt securities:

•	the specific title;

•	whether it is a series of senior debt securities or a series of subordinated debt securities, and if the latter, whether such series will include any NVCC Provisions (as defined below);

•	the aggregate principal amount, purchase price and denomination;

•	whether or not your note is a bail-inable debt security;

•	the specific terms of any bail-inable debt security;

•	any limit upon the aggregate principal amount of the securities of such series;

•	the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date or dates on which the principal is payable;

•	the interest rate or rates or the method by which the calculation agent (to be designated in the applicable prospectus supplement) will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on or other amounts due under the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any notice provisions;

•	whether we will issue the debt securities in global form and under what terms and conditions;

•

terms and conditions, if any, upon which the debt securities may or shall be convertible into or exchangeable or exercisable for or payable in, among other things, other securities (whether or not issued by us), instruments, contracts, currencies, commodities or other forms of property, rights or interests or any combination of the foregoing;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	certain applicable U.S. federal income tax and Canadian federal income tax consequences, including, but not limited to:

(1)

whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

(2)	tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having original issue discount for U.S. federal income tax purposes; and

(3)	tax considerations applicable to any debt securities denominated and payable in foreign currencies; or

•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

We will offer debt securities that are convertible or exchangeable into securities of another entity or other entities only under circumstances where there is an available exemption from the registration requirements for the underlying securities under the Securities Act at the time we offer such debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe special U.S. federal income tax and Canadian federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity in accordance with the terms of the applicable indenture. The prospectus supplement and, if applicable, a pricing supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default.

Terms Specific to Senior Debt Securities

Ranking

Unless otherwise specified in the applicable prospectus supplement, the senior debt securities will be unsecured and unsubordinated deposit liability obligations of the Bank and will rank on a parity in right of payment with all of the Bank’s deposit liabilities, except for obligations preferred by mandatory provisions of law and subject to the exercise of Canadian bank resolution powers.

Conversion or Exchange

If and to the extent mentioned in the applicable pricing supplement, any senior debt securities may be optionally or mandatorily convertible or exchangeable for stock or other securities of TD or another entity or entities. The specific terms on which any senior debt securities may be so converted or exchanged will be described in the applicable pricing supplement. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at our option, in which case the amount or number of securities the senior debt security holders would receive would be calculated at the time and manner described in the applicable pricing supplement. Where the conversion or exchange of our debt securities would result in TD not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline, we may only convert or exchange those bail-inable debt securities if we have obtained the prior approval of the Superintendent.

Events of Default

The senior debt indenture provides holders of senior debt securities with remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become bankrupt. Holders should review the applicable provisions and understand which of our actions would trigger an event of default and which actions would not.

Under the senior debt indenture, for all senior debt securities issued on or after September 23, 2018 (including bail-inable debt securities and senior debt securities that are not subject to bail-in conversion), “event of default” means any of the following:

•	we default in the payment of the principal of, or interest on, any senior debt security of that series and, in each case, the default continues for a period of 30 business days; or

•

(i) we become insolvent or bankrupt or subject to the provisions of the Winding-up and Restructuring Act (Canada), or any statute hereafter enacted in substitution therefor, as such act, or substituted act, may be amended from time to time, (ii) we go into liquidation, either voluntary or under an order of a court of competent jurisdiction or (iii) we pass a resolution for our winding-up, liquidation or dissolution (with certain exceptions); or

•	any other event of default provided with respect to senior debt securities of that series.

The senior debt indenture permits the issuance of senior debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis. For purposes of this section, with respect to senior debt securities issued on or after September 23, 2018, “series” refers to senior debt securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

The senior debt indenture provides that:

•

if an event of default due to the default in payment of principal of, or any premium or interest on, any series of senior debt securities issued under the senior debt indenture, or due to any event of default referred to in the last bullet of the preceding paragraph applicable to the senior debt securities of that series but not applicable to all outstanding senior debt securities issued under the senior debt indenture, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each such affected series, voting as a single class, by notice in writing to TD, may declare the principal of (or such other amount as may be specified) all senior debt securities of all such affected series and interest accrued thereon to be due and payable immediately; and

•

if an event of default due to specified events of bankruptcy, insolvency, winding up or liquidation of TD, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding senior debt securities issued under the senior debt indenture, treated as one class, by notice in writing to TD may declare the principal of (or such other amount as may be specified) all those senior debt securities and interest accrued thereon to be due and payable immediately.

Notwithstanding the foregoing, this section does not apply to senior debt securities that are part of a series created before September 23, 2018.

Events of Default for Senior Debt Securities Issued Before September 23, 2018

For all senior debt securities issued before September 23, 2018, “event of default” means any of the following:

•

we default in payment of any principal of the senior debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise and continuance of such default for a period of 7 days;

•	we default in payment of any interest on any senior debt securities of that series and continuance of such default for a period of 30 days;

•	certain events of bankruptcy, insolvency or reorganization; or

•

any other event of default provided in the applicable board resolution, in the supplemental indenture under which that series of senior debt securities is issued or in the form of security for such series.

With respect to senior debt securities issued before September 23, 2018, the senior debt indenture provides that:

•

if an event of default due to the default in payment of principal of, or any premium or interest on, any series of senior debt securities issued under the senior debt indenture, or due to any event of default referred to in the last bullet of the preceding paragraph applicable to the senior debt securities of that series but not applicable to all outstanding senior debt securities issued under the senior debt indenture, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each such affected series, voting as a single class, by notice in writing to the Bank, may declare the principal of (or such other amount as may be specified) all senior debt securities of all such affected series and interest accrued thereon to be due and payable immediately; and

•

if an event of default due to a default in the performance of any of the covenants or agreements in the senior debt indenture applicable to all outstanding senior debt securities issued under the senior debt indenture or due to specified events of bankruptcy, insolvency, winding up or liquidation of the Bank, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding senior debt securities issued under the senior debt indenture, treated as one class, by notice in writing to the Bank may declare the principal of (or such other amount as may be specified) all those senior debt securities and interest accrued thereon to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any and all events of default under the senior debt indenture, other than the non-payment of the principal of senior debt securities of any series (or of all the senior debt securities, as the case may be) that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all senior debt securities of each such series, or of all senior debt securities, voting as a single class, then outstanding, may annul past declarations of acceleration of or waive past defaults with respect to each such series of senior debt securities (or with respect to all senior debt securities, as the case may be).

Differences in Events of Default

Senior debt securities issued by us prior to September 23, 2018 contain events of default that are different from those applicable to the senior debt securities issued by us on or after September 23, 2018. In particular, the events of default applicable to the senior debt securities issued by us prior to September 23, 2018 do not provide for a 30-business-day cure period with respect to any failure by us to pay the principal of, or interest on, those senior debt securities. Accordingly, if we fail to pay the principal of any series of senior debt securities issued by us prior to September 23, 2018 when due, the holders of such senior debt securities would be entitled to declare their securities due and payable following a 7-day cure period, whereas holders of senior debt securities issued by us on or after September 23, 2018 would not be entitled to accelerate the senior debt securities until 30 business days after our failure to pay the principal of the senior debt securities. In addition, if we fail to pay interest on any series of senior debt securities issued by us prior to September 23, 2018 when due, the holders of such senior debt securities would be entitled to declare their securities due and payable following a 30-calendar day cure period, whereas holders of senior debt securities issued by us on or after September 23, 2018 would not be entitled to accelerate the senior debt securities until 30 business days after our failure to pay the interest on the senior debt securities.

Special Provisions Related to Bail-inable Debt Securities

The senior debt indenture provides for certain provisions applicable to bail-inable debt securities. The applicable pricing supplement will specify whether or not your security is a bail-inable debt security.

Remedies if an Event of Default Occurs in Connection with Bail-inable Debt Securities.

A bail-in conversion will not constitute a default or an event of default under the senior debt indenture. Holders and beneficial owners of bail-inable debt securities may only exercise, or direct the exercise of, the acceleration and other rights described above if the Governor in Council (Canada) has not made an Order under Canadian bank resolution powers pursuant to subsection 39.13(1) of the CDIC Act in respect of TD. Notwithstanding the exercise of those rights by holders, bail-inable debt securities will continue to be subject to bail-in conversion until repaid in full.

Agreement with Respect to the Exercise of Canadian Bail-in Powers

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that senior debt security is deemed to (i) agree to be bound, in respect of the bail-inable debt securities, by the CDIC Act, including the conversion of the bail-inable debt securities, in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of TD or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and the variation or extinguishment of the bail-inable debt securities in consequence, and by the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable debt securities; (ii) attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to the CDIC Act and those laws; (iii) have represented and warranted that TD has not directly or indirectly provided financing to the holder or beneficial owner of the bail-inable debt security for the express purpose of investing in the bail-inable debt securities; and (iv) acknowledge and agree that the terms referred to in clauses (i) and (ii) above are binding on that holder or beneficial owner despite any provisions in the indenture or the bail-inable debt securities, any other law that governs the bail-inable debt securities and any other agreement, arrangement or understanding between that holder or beneficial owner and TD with respect to the bail-inable debt securities.

Holders and beneficial owners of bail-inable debt securities will have no further rights in respect of their bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion other than those provided under the bail-in regime. By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that senior debt security is deemed to irrevocably consent to the converted portion of the principal amount of that security and any accrued and unpaid interest thereon being deemed paid in full by TD by the issuance of common shares of TD (or, if applicable, any of its affiliates) upon the occurrence of a bail-in conversion, which bail-in conversion will occur without any further action on the part of that holder or beneficial owner or the trustee; provided that, for the avoidance of doubt, this consent will not limit or otherwise affect any rights that holders or beneficial owners may have under the bail-in regime.

No Set-Off or Netting Rights

No holder or beneficial owner of bail-inable debt securities may exercise, or direct the exercise of, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Bank arising under, or in connection with, the bail-inable debt securities, and each holder or beneficial owner of bail-inable debt securities shall, by virtue of its acquisition of an interest in any bail-inable debt security, be deemed to have irrevocably and unconditionally waived all such rights of set-off, netting, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any holder or beneficial owner of the bail-inable debt securities by the Bank in respect of, or arising under, the bail-inable debt securities are purportedly discharged by set-off, netting, compensation or retention, without limitation to any other rights and remedies of the Bank under applicable law, such holder or beneficial owner shall pay to the Bank an amount equal to the amount of such discharge and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Bank and, accordingly, any such discharge shall be deemed not to have taken place.

TLAC Disqualification Event Redemption

If a TLAC disqualification event (as defined herein) is specified in the applicable pricing supplement, we may, at our option, with the prior approval of the Superintendent, on not less than 10 days’ and not more than 30 days’ prior notice to holders of the particular senior debt securities, redeem all but not less than all of the particular bail-inable debt securities prior to their stated maturity date after the occurrence of the TLAC disqualification event, at the time or times and at the redemption price or prices specified in that pricing supplement, together with unpaid interest accrued thereon to, but excluding, the date fixed for redemption.

A “TLAC disqualification event” means OSFI has advised TD in writing that the bail-inable debt securities issued under the applicable pricing supplement will no longer be recognized in full as TLAC under the TLAC Guideline as interpreted by the Superintendent, provided that a TLAC disqualification event will not occur where the exclusion of those bail-inable debt securities from TD’s TLAC requirements is due to the remaining maturity of those bail-inable debt securities being less than any period prescribed by any relevant eligibility criteria applicable as of the issue date of those bail-inable debt securities.

Approval of Redemption, Repurchases and Defeasance; Amendments and Modifications

Where the redemption (for any reason), repurchase or any full defeasance or covenant defeasance with respect to bail-inable debt securities would result in TD not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline, that redemption, repurchase, defeasance or covenant defeasance will be subject to the prior approval of the Superintendent.

Where an amendment, modification or other variance that can be made to the senior debt indenture or the bail-inable debt securities as described under “—Modification of the Indenture” would affect the recognition of those bail-inable debt securities by the Superintendent as TLAC, that amendment, modification or variance will require the prior approval of the Superintendent.

Trustee and Trustee’s Duties

The trustee will undertake certain procedures and seek certain remedies in the event of an event of default or a default, as described under “—Events of Default.” However, by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that security is deemed to acknowledge and agree that the bail-in conversion will not give rise to a default or event of default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that security, to the extent permitted by the Trust Indenture Act, is deemed to waive any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the bail-in regime.

Additionally, by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that security is deemed to acknowledge and agree that, upon a bail-in conversion or other action pursuant to the bail-in regime with respect to bail-inable debt securities:

•

the trustee will not be required to take any further directions from holders of those bail-inable debt securities under Section 5.09 (Control by Holders of Securities) of the senior debt indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the senior debt securities to direct certain actions relating to the senior debt securities; and

•	the senior debt indenture will not impose any duties upon the trustee whatsoever with respect to a bail-in conversion or such other action pursuant to the bail-in regime.

Notwithstanding the foregoing, if, following the completion of a bail-in conversion, the relevant bail-inable debt securities remain outstanding (for example, if only a portion of the bail-inable debt securities are converted), then the trustee’s duties under the senior debt indenture will remain applicable with respect to those bail-inable debt securities following such completion; provided, however, that notwithstanding the bail-in conversion, there will at all times be a trustee for the bail-inable debt securities in accordance with the senior debt indenture, and the resignation and/or removal of the trustee, the appointment of a successor trustee and the rights of the trustee or any successor trustee will continue to be governed by the senior debt indenture, including to the extent no additional supplemental indenture or amendment to the senior debt indenture is agreed upon in the event the relevant bail-inable debt securities remain outstanding following the completion of the bail-in conversion.

DTC—Bail-in Conversion

Upon a bail-in conversion, TD will provide a written notice to the holders of bail-inable debt securities through DTC as soon as practicable regarding such bail-in conversion. We will also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that security is deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such bail-inable debt security to take any and all necessary action, if required, to implement the bail-in conversion or other action pursuant to the bail-in regime with respect to the bail-inable debt security as it may be imposed on it, without any further action or direction on the part of that holder or beneficial owner, the trustee or the paying agent.

Subsequent Holders’ Agreement

Each holder or beneficial owner of a bail-inable debt security that acquires an interest in the bail-inable debt security in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any holder or beneficial owner is deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified in this prospectus to the same extent as the holders or beneficial owners that acquired an interest in the bail-inable debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the bail-inable debt securities related to the bail-in regime.

The provisions relating to the bail-in acknowledgment of holders and beneficial owners of bail-inable debt securities in the senior debt indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Terms Specific to Subordinated Debt Securities

Ranking

Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be unsecured obligations of the Bank, constituting subordinated indebtedness for the purposes of the Bank Act. In the event of the insolvency or winding-up of the Bank, the indebtedness evidenced by subordinated debt securities issued by the Bank, including, if a trigger event has not occurred as contemplated under the specific NVCC Provisions applicable to such subordinated debt securities, any subordinated debt securities issued under the subordinated debt indenture, will be subordinate in right of payment to the prior payment in full of the deposit liabilities of the Bank and all other liabilities of the Bank except liabilities which by their terms rank in right of payment equally with or subordinate to indebtedness evidenced by such subordinated debt securities. Upon the occurrence of a trigger event under the NVCC Provisions, the subordination provisions of the subordinated debt securities that include NVCC Provisions will not be relevant since all such subordinated debt securities will be converted into our common shares, which will rank on a parity with all other common shares of the Bank.

Non-Viability Contingent Capital Provisions

In accordance with capital adequacy requirements adopted by OSFI, non-common capital instruments issued after January 1, 2013, including subordinated debt securities, must include terms providing for the full and permanent conversion of such securities into common shares of the Bank upon the occurrence of certain trigger events relating to financial viability (the “NVCC Provisions”) in order to qualify as regulatory capital. The specific terms of any NVCC Provisions for any subordinated debt securities that the Bank issues under this prospectus will be described in one or more prospectus supplements relating to such securities.

The NVCC Provisions have the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2—Definition of Capital, effective October 2018, as such term may be amended or superseded by OSFI from time to time, which term currently provides the following constitutes a trigger event:

•

the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•

a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

The specific terms of any NVCC Provisions for any subordinated debt securities that we issue under this prospectus will be described in one or more prospectus supplements relating to such securities. If subordinated debt securities issued under the subordinated debt indenture are converted into common shares in accordance with NVCC Provisions, the rights, terms and conditions of such securities, including with respect to priority and rights on liquidation, will no longer be relevant as all such securities will have been converted on a full and permanent basis into common shares ranking on parity with all other outstanding common shares of the Bank. The NVCC Provisions do not apply to senior debt securities offered under this prospectus.

The NVCC Provisions of the subordinated indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Events of Default

Under the subordinated debt indenture, an event of default will occur with respect to any series of subordinated debt securities issued thereunder only if (1) the Bank becomes insolvent or bankrupt or resolves to wind-up or liquidate or is ordered wound-up or liquidated or (2) any other event of default provided in the applicable board resolution, in the supplemental indenture under which that series of subordinated debt securities is issued or in the form of security for such series occurs and is continuing.

The subordinated debt indenture provides that if an event of default has occurred and is continuing, and a trigger event under the NVCC Provisions has not occurred, by notice in writing to the Bank the subordinated debt trustee may, in its discretion, and shall, upon the request of holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of all affected series, treated as one class, declare the principal of (or such other amount as may be specified) all outstanding subordinated debt securities of such series to be immediately due and payable. There will be no right of acceleration in the case of a default in the payment of interest or a default in the performance of any other covenant of the Bank in the subordinated debt indenture, although a legal action could be brought to enforce such covenant.

Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all events of default under the subordinated debt indenture have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding subordinated debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the subordinated debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

Each indenture contains a provision entitling the trustee thereunder, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified to its satisfaction by the holders of debt securities before proceeding to exercise any right or power at the request, order or direction of the holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder

Each indenture provides that no individual holder of debt securities may institute any action or proceeding under the applicable indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity satisfactory to it;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Each indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Issuing Branch

Debt securities may, if specified in the applicable prospectus supplement, be issued by our New York branch. If our New York branch issues debt securities, the applicable prospectus supplement will also describe: (1) the terms of debt securities issued by our New York branch, including terms relating to events of default in respect of those debt securities, (2) whether those debt securities will be issued under the senior debt indenture or the subordinated debt indenture, as applicable, or under a new indenture, and (3) any material U.S. or Canadian tax, regulatory or insolvency considerations applicable to those debt securities.

Registration and Transfer of Debt Securities

Registered holders may present debt securities for exchange or registration of transfer. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

The procedures for transfer of interests in the debt securities in global form will depend upon the procedures of the depository for such global securities. See “—Forms of the Debt Securities.”

Merger, Consolidation, Sale, Lease or Conveyance

Each indenture provides that we may merge or consolidate with any other person or sell, lease or convey all or substantially all of our assets to any other person, only if certain conditions, including the following, are met:

•

we will be the continuing corporation or the successor corporation, or the person which acquires all or substantially all of our assets shall either (a) be one or more direct or indirect affiliates which we control or which are under common control with us or (b) will expressly assume or guaranty all of our obligations under such indenture; and

•

immediately after such merger, consolidation, sale, lease or conveyance, we, or any such successor that has assumed our obligations, will not be in default in the performance of the covenants and conditions of such indenture applicable to us.

Absence of Protections against All Potential Actions of the Bank. There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the Bank or a sale, lease or conveyance of all or substantially all of our assets.

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions.

Discharge of Indenture. We may discharge all of our obligations, other than certain obligations including those as to transfers and exchanges, under the applicable indenture after we have:

•	paid or caused to be paid the principal of, interest on and any other amounts due under all of the outstanding debt securities in accordance with their terms;

•	delivered to the trustee for cancellation all of the outstanding debt securities; or

•

irrevocably deposited or caused to be deposited with the trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest and other amounts on, and any mandatory sinking fund payments for, those debt securities, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption within one year will discharge obligations under the indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than certain obligations including those as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance.

We may be released with respect to any outstanding series of debt securities from the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

•

we irrevocably deposit with the applicable trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal, interest and other amounts due on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

•	such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or to which we are bound; and

•	we deliver to the applicable trustee an opinion of counsel to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance;

•

such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred; and

•

in the case of a defeasance (but not a covenant defeasance), this opinion must be based on a ruling of relevant tax authorities or a change in United States tax laws occurring after the date of the applicable indenture.

Modification of the Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to, among other things:

•	secure any debt securities subject to the requirements of the Bank Act;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants or events of default for the protection of the holders of debt securities;

•

cure any ambiguity or correct any defect or inconsistency or make any other provisions with respect to matters arising under the indenture as we may deem desirable, provided that no such action shall adversely affect the holders in any material respect;

•	establish the forms or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee;

•

add to, change or eliminate provisions of the indenture that do not (i) apply to any series of debt securities created prior to such supplemental indenture and (ii) modify the rights of any holder of such series of debt securities with respect to such provision;

•	add to, change or eliminate provisions of the indenture with respect to a new series of debt securities; or

•	to increase the minimum denomination of debt securities of any series as may be permitted by the terms of such series.

Modification with Consent of Holders. We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each affected holder to, among other things:

•	extend the stated maturity of any debt security;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest or other amounts due;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•

modify or amend the provisions so as to adversely affect the terms or conditions upon which the debt securities are convertible into or exchangeable or exercisable for or payable in other securities, instruments, contracts, currencies, commodities or other forms of property, rights or interests;

•	impair or affect the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture or for waiver of certain defaults.

Modification of the Senior Debt Indenture Affecting TLAC. Where an amendment or variance of the bail-inable debt security’s terms and conditions would affect its recognition as TLAC, that amendment or variance will only be permitted with the prior approval of the Superintendent.

Modification of Subordination Provisions. We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect in any material respect the outstanding subordinated debt securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series, voting together as one class. We may not modify the subordinated debt indenture or any terms of any outstanding subordinated debt securities in a manner that would affect the regulatory capital classification of the subordinated debt securities under the guidelines for capital adequacy requirements for banks in Canada without the consent of OSFI.

Payment of Additional Amounts

Unless otherwise specified in the applicable prospectus supplement, all payments of principal and interest and other amounts payable in respect of the debt securities by us will be made without us making any withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”), unless the withholding or deduction of such Taxes is required or authorized by law or the administration thereof. In that event, we will, subject to certain exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) to the holder or beneficial owner of any debt security as may be necessary in order that every net payment of the principal of and interest on such debt security and any other amounts payable on such debt security, after any withholding or deduction for Taxes imposed or levied by or on behalf of Canada or any political subdivision or taxing authority thereof or therein having the power to tax (each a “Taxing Jurisdiction”) (and Taxes imposed or levied by a Taxing Jurisdiction on such Additional Amounts), will not be less than the amount such holder or beneficial owner would have received if such Taxes imposed or levied by or on behalf of a Taxing Jurisdiction had not been withheld or deducted. We will not, however, be required to make any payment of Additional Amounts to any holder or beneficial owner for or on account of:

•

any Taxes that would not have been so imposed but for a present or former connection (including, without limitation, carrying on business in a Taxing Jurisdiction or having a permanent establishment or fixed base in a Taxing Jurisdiction) between such holder or beneficial owner of a debt security (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and a Taxing Jurisdiction, other than merely holding such debt security or receiving payments with respect to such debt security;

•	any estate, inheritance, gift, sales, transfer or personal property Tax or any similar Tax with respect to a debt security;

•	any Tax imposed by reason that such holder or beneficial owner of a debt security or other person entitled to payments on the debt security does not deal at arm’s length within the meaning of the

Income Tax Act (Canada) with us or is, or does not deal at arm’s length with any person who is, a “specified shareholder” of us for purposes of the thin capitalization rules in the Income Tax Act (Canada);

•	any Tax that is levied or collected otherwise than by withholding from payments on or in respect of a debt security;

•	any Tax required to be withheld by any paying agent from any payment on a debt security, if such payment can be made without such withholding by at least one other paying agent;

•

any Tax that would not have been imposed but for the failure of a holder or beneficial owner of a debt security to comply with certification, identification, declaration, information or other reporting requirements, if such compliance is required by a Taxing Jurisdiction (including where required by statute, treaty, regulation or administrative pronouncement) as a precondition to relief or exemption from such Tax;

•

any Tax which would not have been imposed but for the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after (i) the date on which such payment became due and payable or (ii) the date on which payment thereof is duly provided for, whichever occurs later;

•

any withholding or deduction imposed pursuant to (i) Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (iii) any agreement between us and the United States or any authority thereof implementing FATCA; or

•	any combination of the items listed above;

nor shall Additional Amounts be paid with respect to any payment on a debt security to a holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner held its interest in the debt security directly.

Tax Redemption

Unless otherwise specified in the applicable prospectus supplement, we have the right to redeem, in whole but not in part, any of the debt securities at our option at any time prior to maturity, upon the giving of a notice of redemption as described below, if:

(i)

as a result of any change (including any announced prospective change) in or amendment to the laws or treaties (or any rules, regulations, rulings or administrative pronouncements thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, treaties, rules, regulations, rulings or administrative pronouncements (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of the prospectus supplement relating to the applicable debt securities, in the written opinion of our legal counsel of recognized standing, we have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); or

(ii)

on or after the date of the prospectus supplement relating to the applicable debt securities any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the paragraph immediately above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion of our legal counsel of recognized standing, will result in our becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced);

and, in any such case, we in our business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to us; provided that any such redemption of bail-inable debt securities will require the prior approval of the Superintendent if the redemption would result in the Bank not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline. For the avoidance of doubt, reasonable measures do not include a change in the terms of the debt securities or a substitution of the debtor. If we exercise this right, the redemption price of the debt securities will be determined in the manner described in the applicable prospectus supplement.

Prior to the giving of any notice of redemption pursuant to the above paragraph, we will deliver to the trustee:

•	a certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

•	an opinion of counsel prepared in accordance with the terms of the indenture;

Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice.

Notices

We and the trustees will send notices regarding the debt securities only to registered holders, using their addresses as listed in the trustees’ records. With respect to who is a registered “holder” for this purpose, see “—Forms of the Debt Securities.”

Governing Law; Submission to Jurisdiction

The indentures and the debt securities will be governed by and construed in accordance with New York law, except that (1) the subordination provisions and the NVCC Provisions in the subordinated debt indenture, applicable to the subordinated debt securities, and (2) the provisions relating to the bail-in acknowledgment of holders and beneficial owners of bail-inable debt securities in the senior debt indenture, applicable to bail-inable debt securities, will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that bail-inable debt security is deemed to attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to actions, suits and proceedings arising out of or relating to the operation of the CDIC Act and the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the senior debt indenture and the bail-inable debt security.

The Trustees

The Bank of New York Mellon (as successor in interest to The Bank of New York) serves as the trustee for our senior debt securities. Computershare Trust Company, National Association and Computershare Trust

Company of Canada will serve as U.S. trustee and Canadian trustee, respectively, for our subordinated debt securities. From time to time, we and our affiliates have conducted commercial banking, financial and other transactions with the trustees and their respective affiliates for which fees have been paid in the ordinary course of business. We may conduct these types of transactions with each other in the future and receive fees for services performed.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the record date and will be stated in the applicable supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the applicable trustee in The City of New York or such other office as may be agreed upon. Holders must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent.

Forms of the Debt Securities

Except as provided in an applicable prospectus supplement, each debt security will generally be represented by one or more global securities representing the entire issuance of securities. We will issue debt securities evidenced by certificates in definitive form to a particular investor only in limited circumstances. Both certificated securities in definitive form and global securities will be issued in registered form, where our obligation runs to the holder of the security named on the face of the security. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depository or its nominee as the owner of the debt securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. See “—Ownership, Book-Entry Procedures and Settlement.”

CANADIAN BANK RESOLUTION POWERS

General

Under Canadian bank resolution powers, the CDIC may, in circumstances where TD has ceased, or is about to cease, to be viable, assume temporary control or ownership of TD and may be granted broad powers by one or more Orders of the Governor in Council (Canada), including the power to sell or dispose of all or a part of the assets of TD, and the power to carry out or cause TD to carry out a transaction or a series of transactions, the purpose of which is to restructure the business of TD. As part of the Canadian bank resolution powers, certain provisions of, and regulations under the Bank Act, the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent as D-SIBs, which include TD.

The expressed objectives of the bail-in regime include reducing government and taxpayer exposure in the unlikely event of a failure of a D-SIB, reducing the likelihood of such a failure by increasing market discipline and reinforcing that bank shareholders and creditors are responsible for the D-SIBs’ risks and not taxpayers, and preserving financial stability by empowering the CDIC to quickly restore a failed D-SIB to viability and allow it to remain open and operating, even where the D-SIB has experienced severe losses.

Under the CDIC Act, in circumstances where the Superintendent is of the opinion that TD has ceased, or is about to cease, to be viable and viability cannot be restored or preserved by exercise of the Superintendent’s powers under the Bank Act, the Superintendent, after providing TD with a reasonable opportunity to make representations, is required to provide a report to CDIC. Following receipt of the Superintendent’s report, CDIC may request the Minister of Finance for Canada (the “Minister of Finance”) to recommend that the Governor in Council (Canada) make an Order and, if the Minister of Finance is of the opinion that it is in the public interest to do so, the Minister of Finance may recommend that the Governor in Council (Canada) make, and on that recommendation, the Governor in Council (Canada) may make, one or more of the following Orders:

•	vesting in CDIC, the shares and subordinated debt of TD specified in the Order, which we refer to as a “vesting order”;

•	appointing CDIC as receiver in respect of TD, which we refer to as a “receivership order”;

•

if a receivership order has been made, directing the Minister of Finance to incorporate a federal institution designated in the Order as a bridge institution wholly-owned by CDIC and specifying the date and time as of which TD’s deposit liabilities are assumed, which we refer to as a “bridge bank order”; or

•

if a vesting order or receivership order has been made, directing CDIC to carry out a conversion, by converting or causing TD to convert, in whole or in part – by means of a transaction or series of transactions and in one or more steps – the shares and liabilities of TD that are subject to the bail-in regime into common shares of TD or any of its affiliates, which we refer to as a “conversion order”.

Following a vesting order or receivership order, CDIC will assume temporary control or ownership of TD and will be granted broad powers under that Order, including the power to sell or dispose of all or a part of the assets of TD, and the power to carry out or cause TD to carry out a transaction or a series of transactions the purpose of which is to restructure the business of TD.

Under a bridge bank order, CDIC has the power to transfer TD’s insured deposit liabilities and certain assets and other liabilities of TD to a bridge institution. Upon the exercise of that power, any assets and liabilities of TD that are not transferred to the bridge institution would remain with TD, which would then be wound up. In such a scenario, any liabilities of TD, including any outstanding debt securities (whether or not such debt securities are bail-inable debt securities), that are not assumed by the bridge institution could receive only partial or no repayment in the ensuing wind-up of TD.

Upon the making of a conversion order, prescribed shares and liabilities under the bail-in regime that are subject to that conversion order will, to the extent converted, be converted into common shares of TD or any of its affiliates, as determined by CDIC. Subject to certain exceptions discussed below, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number are subject to a bail-in conversion. Shares, other than common shares, and subordinated debt of TD are also subject to a bail-in conversion, unless they are non-viability contingent capital. The applicable pricing supplement will specify whether or not a security is a bail-inable debt security.

Shares and liabilities that would otherwise be bail-inable but were issued before September 23, 2018 are not subject to a bail-in conversion unless, in the case of any such liability, including any debt securities, the terms of that liability are amended to increase the principal amount or to extend the term to maturity on or after September 23, 2018, and that liability, as amended, meets the requirements to be subject to a bail-in conversion. Covered bonds, certain derivatives and certain structured notes (as such term is used under the bail-in regime) are expressly excluded from a bail-in conversion. To the extent that any debt securities constitute structured notes (as such term is used under the bail-in regime) they will not be bail-inable debt securities. As a result, claims of some creditors whose claims would otherwise rank equally with those of the holders holding bail-inable debt securities would be excluded from a bail-in conversion and thus the holders and beneficial owners of bail-inable debt securities will have to absorb losses as a result of the bail-in conversion while other creditors may not be exposed to losses. The terms and conditions of the bail-in conversion will be determined by CDIC in accordance with and subject to certain requirements discussed below.

Bail-in Conversion

Under the bail-in regime there is no fixed and pre-determined contractual conversion ratio for the conversion of the bail-inable debt securities, or other shares or liabilities of TD that are subject to a bail-in conversion, into common shares of TD or any of its affiliates nor are there specific requirements regarding whether liabilities subject to a bail-in conversion are converted into common shares of TD or any of its affiliates. CDIC determines the timing of the bail-in conversion, the portion of bail-inable shares and liabilities to be converted and the terms and conditions of the conversion, subject to parameters set out in the bail-in regime. Those parameters include that:

•	in carrying out a bail-in conversion, CDIC must take into consideration the requirement in the Bank Act for banks to maintain adequate capital;

•

CDIC must use its best efforts to ensure that shares and liabilities subject to a bail-in conversion are only converted after all subordinate ranking shares and liabilities that are subject to a bail-in conversion and any subordinate non-viability contingent capital instruments have been previously converted or are converted during the same restructuring period;

•

CDIC must use its best efforts to ensure that the converted part of the liquidation entitlement of a share subject to a bail-in conversion, or the converted part of the principal amount and accrued and unpaid interest of a liability subject to a bail-in conversion, is converted on a pro rata basis for all shares or liabilities subject to a bail-in conversion of equal rank that are converted during the same restructuring period;

•

holders of shares and liabilities that are subject to a bail-in conversion must receive a greater number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, than holders of any subordinate shares or liabilities subject to a bail-in conversion that are converted during the same restructuring period or of any subordinate non-viability contingent capital that is converted during the same restructuring period;

•

holders of shares or liabilities subject to a bail-in conversion of equal rank that are converted during the same restructuring period must receive the same number of common shares per dollar of the converted part of the liquidation entitlement of their shares or the converted part of the principal amount and accrued and unpaid interest of their liabilities; and

•

holders of shares or liabilities subject to a bail-in conversion must receive, if any non-viability contingent capital of equal rank to the shares or liabilities is converted during the same restructuring period, a number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, that is equal to the largest number of common shares received by any holder of the non- viability contingent capital per dollar of that capital.

Compensation Regime

The CDIC Act provides for a compensation process for holders of bail-inable debt securities who, immediately prior to the making of an Order, directly or through an intermediary, own bail-inable debt securities that are converted in a bail-in conversion. While this process applies to successors of those holders it does not apply to assignees or transferees of the holder following the making of the Order and does not apply if the amounts owing under the relevant bail-inable debt securities are paid in full.

Under the compensation process, the compensation to which such holders are entitled is the difference, to the extent it is positive, between the estimated liquidation value and the estimated resolution value of the relevant bail-inable debt securities. The liquidation value is the estimated value that the holders of bail-inable debt securities would have received if an order under the Winding-up and Restructuring Act (Canada) had been made in respect of TD, as if no Order had been made and without taking into consideration any assistance, financial or otherwise, that is or may be provided to TD, directly or indirectly, by CDIC, the Bank of Canada, the Government of Canada or a province of Canada, after any order to wind up TD has been made.

The resolution value in respect of relevant bail-inable debt securities is the aggregate estimated value of the following: (a) the relevant bail-inable debt securities, if they are not held by CDIC and they are not converted, after the making of an Order, into common shares under a bail-in conversion; (b) common shares that are the result of a bail-in conversion after the making of an Order; (c) any dividend or interest payments made, after the making of the Order, with respect to the relevant bail-inable debt securities to any person other than CDIC; and (d) any other cash, securities or other rights or interests that are received or to be received with respect to the relevant bail-inable debt securities as a direct or indirect result of the making of the Order and any actions taken in furtherance of the Order, including from CDIC, TD, the liquidator of TD, if TD is wound up, the liquidator of a CDIC subsidiary incorporated or acquired by order of the Governor in Council for the purposes of facilitating the acquisition, management or disposal of real property or other assets of TD that CDIC may acquire as the result of its operations that is liquidated or the liquidator of a bridge institution if the bridge institution is wound up.

In connection with the compensation process, CDIC is required to estimate the liquidation value and the resolution value in respect of the portion of converted bail-inable debt securities and is required to consider the difference between the estimated day on which the liquidation value would be received and the estimated day on which the resolution value is, or would be, received.

CDIC must, within a reasonable period following a bail-in conversion, make an offer of compensation by notice to the relevant holders that held bail-inable debt securities equal to, or in value estimated to be equal to, the amount of compensation to which such holders are entitled or provide a notice stating that such holders are not entitled to any compensation. In either case such notice is required to include certain prescribed information, including important information regarding the rights of such holders to seek to object and have the compensation to which they are entitled determined by an assessor (a Canadian Federal Court judge) where holders of liabilities representing at least 10% of the principal amount and accrued and unpaid interest of the liabilities of the same class or 10% of the liquidation entitlement of shares other than common shares object to the offer or absence of compensation. The period for objecting is limited (45 days following the day on which a summary of the notice is published in the Canada Gazette) and failure by holders holding a sufficient principal amount plus accrued and unpaid interest of affected bail-inable debt securities to object within the prescribed period will result in the loss of any ability to object to the offered compensation or absence of compensation, as applicable. CDIC will pay the relevant holders the offered compensation within 135 days after the date on which a summary of the notice is published in the Canada Gazette if the offer of compensation is accepted, the holder does not notify CDIC of acceptance or objection to the offer or if the holder objects to the offer but the 10% threshold described above is not met within the aforementioned 45-day period.

Where an assessor is appointed, the assessor could determine a different amount of compensation payable, which could either be higher or lower than the original amount. The assessor is required to provide holders, whose compensation it determines, notice of determination. The assessor’s determination is final and there are no further opportunities for review or appeal. CDIC will pay the relevant holders the compensation amount determined by the assessor within 90 days of the assessor’s notice.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that security is deemed to agree to be bound by a bail-in conversion and so will have no further rights in respect of its bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion, other than those provided under the bail-in regime.

A similar compensation process to the one set out above applies, in certain circumstances, where as a result of CDIC’s exercise of bank resolution powers, debt securities are assigned to an entity which is then wound-up.

TLAC Guideline

In connection with the bail-in regime, the TLAC Guideline applies to and establishes standards for D-SIBs, including TD. Under the TLAC Guideline, beginning November 1, 2021, TD is required to maintain a minimum capacity to absorb losses composed of unsecured external long-term debt or regulatory capital instruments that meet the prescribed criteria or regulatory capital instruments to support recapitalization in the event of a failure. Bail-inable debt securities and regulatory capital instruments that meet the prescribed criteria will constitute TLAC of TD.

In order to comply with the TLAC Guideline, our senior debt indenture provides for terms and conditions for the bail-inable debt securities necessary to meet the prescribed criteria and qualify at their issuance as TLAC instruments of TD under the TLAC Guideline. Those criteria include the following:

•	TD cannot directly or indirectly have provided financing to any person for the express purpose of investing in the bail-inable debt securities;

•	the bail-inable debt security is not subject to set-off or netting rights;

•

the bail-inable debt security must not provide rights to accelerate repayment of principal or interest payments outside of bankruptcy, insolvency, wind-up or liquidation, except that events of default relating to the non-payment of scheduled principal and/or interest payments will be permitted where they are subject to a cure period of no less than 30 business days and clearly disclose to investors that: (i) acceleration is only permitted where an Order has not been made in respect of TD; and (ii) notwithstanding any acceleration, the instrument continues to be subject to a bail-in conversion prior to its repayment;

•

the bail-inable debt security may be redeemed (for any reason) or purchased for cancellation only at the initiative of TD and, where the redemption or purchase would lead to a breach of TD’s TLAC requirements, that redemption or purchase would be subject to the prior approval of the Superintendent;

•	the bail-inable debt security does not have credit-sensitive dividend or coupon features that are reset periodically based in whole or in part on TD’s credit standing; and

•

where an amendment or variance of the bail-inable debt security’s terms and conditions would affect its recognition as TLAC, that amendment or variance will only be permitted with the prior approval of the Superintendent.

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES

Set forth below is a summary of the material terms of the Bank’s share capital and certain provisions of the Bank Act and the Bank’s By-laws as they relate to the Bank’s share capital. The following summary is not complete and is qualified in its entirety by the Bank Act, the Bank’s By-laws and the actual terms and conditions of such shares.

Common Shares

Authorized Share Capital

The authorized common share capital of the Bank consists of an unlimited number of common shares without nominal or par value.

Voting, Dividend and Winding Up Rights of Holders of Common Shares

The holders of common shares are entitled to vote at all meetings of the shareholders of the Bank except meetings at which only holders of a specified class or series of shares are entitled to vote. The holders of common shares are entitled to receive dividends as and when declared by the Board of Directors of the Bank, subject to the preference of the holders of preferred shares of the Bank. After payment to the holders of preferred shares of the Bank of the amount or amounts to which they may be entitled, and after payment of all outstanding debts, the holders of common shares shall be entitled to receive the remaining property of the Bank upon the liquidation, dissolution or winding-up thereof.

Amendments to the Rights, Privileges, Restrictions and Conditions of Common Shares

Under the Bank Act, the rights of holders of the Bank’s shares can be changed by the Board of Directors of the Bank by making, amending or repealing the By-laws of the Bank. The board of directors of the Bank must submit such a by-law, or amendment to or repeal of a by-law, to the shareholders of the Bank in accordance with the procedures of the Bank Act and the By-laws of the Bank, and the shareholders must approve the by-law, amendment to or repeal of the by-law, by special resolution to be effective. Under the Bank Act, a special resolution is a resolution passed by not less than two-thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the By-laws of the Bank.

Preferred Shares

This section describes certain general terms and provisions of the preferred shares. The particular terms and provisions of a series of preferred shares offered by a prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such prospectus supplement.

Issuable in Series

The preferred shares may be issued from time to time, in one or more series, with such rights, privileges, restrictions and conditions as the Board of Directors of the Bank may determine.

Priority

The preferred shares of each series will rank on a parity with every other series of preferred shares and will rank prior to the common shares and to any other shares of the Bank ranking junior to the preferred shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Bank, provided that a trigger event has not occurred as contemplated under the specific NVCC Provisions applicable to such preferred shares. Upon the occurrence of a trigger event under the NVCC Provisions, the priority of the preferred shares will not be relevant since all preferred shares will be converted into our common shares which will rank on a parity with all other common shares issued by us.

Restriction

Pursuant to the Bank Act, the Bank may not, without the approval of the holders of the preferred shares, create any class of shares ranking prior to or on a parity with the preferred shares.

Amendment of Class Provisions

Approval of amendments to the provisions of the preferred shares as a class may be given in writing by the holders of all the outstanding preferred shares or by a resolution carried by an affirmative vote of at least two- thirds of the votes cast at a meeting at which the holders of a majority of the then outstanding preferred shares are present or represented by proxy or, if no quorum is present at such meeting, at an adjourned meeting at which the shareholders then present or represented by proxy may transact the business for which the meeting was originally called.

NVCC Provisions

In accordance with capital adequacy requirements adopted by OSFI, non-common capital instruments issued after January 1, 2013, including preferred shares, must include NVCC Provisions in order to qualify as regulatory capital. The specific terms of any NVCC Provisions for any preferred shares that the Bank issues under this prospectus will be described in one or more prospectus supplements relating to such securities.

Priority on Liquidation, Dissolution or Winding-up

In the event of the liquidation, dissolution or winding-up of the Bank, provided that a trigger event has not occurred as contemplated under the specific NVCC Provisions applicable to the preferred shares, before any amounts shall be paid to or any assets distributed among the holders of the common shares or shares of any other class of the Bank ranking junior to the preferred shares, the holder of a preferred share of a series shall be entitled to receive to the extent provided for with respect to such preferred shares by the conditions attaching to such series: (i) an amount equal to the amount paid up thereon; (ii) such premium, if any, as has been provided for with respect to the preferred shares of such series; and (iii) all unpaid cumulative dividends, if any, on such preferred shares and, in the case of non-cumulative preferred shares, all declared and unpaid non-cumulative dividends. After payment to the holders of the preferred shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Bank.

Voting Rights

There are no voting rights attaching to the preferred shares except to the extent provided in any series or by the Bank Act.

Creation and Issue of Additional Shares

The Bank may not, without the prior approval of the holders of the preferred shares, create or issue (i) any shares ranking in priority to or on a parity with the preferred shares; or (ii) any additional series of preferred shares unless at the date of such creation or issuance all cumulative dividends and any declared and unpaid non- cumulative dividends shall have been paid or set apart for payment in respect of each series of preferred shares then issued and outstanding.

Limitations Affecting Holders of Common Shares and Preferred Shares

Bank Act Restrictions and Restrictions on Payment of Dividends

The Bank Act contains restrictions on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a chartered bank. For example, no person shall be a major shareholder of a bank if the bank has equity of $12 billion or more (which would include the Bank). A person is a major shareholder of a bank where: (i) the aggregate of shares of any class of voting shares beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 20% of that class of voting shares; or (ii) the aggregate of shares of any class of non-voting shares beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 30% of that class of non-voting shares. No person shall have a significant interest in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister of Finance (Canada). For purposes of the Bank Act, a person has a significant interest in a class of shares of a Canadian chartered bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of such bank. Purchasers of securities (and CDS Participants) may be required to furnish declarations relating to ownership (and ownership by clients of such CDS Participants) in a form prescribed by the Bank.

The Bank Act also prohibits the registration of a transfer or issue of any share of the Bank to, and the exercise, in person or by proxy, of any voting rights attached to any share of the Bank that is beneficially owned by, Her Majesty in right of Canada or of a province or any agent or agency of Her Majesty in either of those rights, or to the government of a foreign country or any political subdivision, agent or agency of any of them, except for certain cases that require the Minister of Finance (Canada)’s consent.

Under the Bank Act, the Bank cannot redeem or purchase any of its shares, including the preferred shares, unless the consent of OSFI has been obtained. In addition, the Bank Act prohibits a payment to purchase or redeem any shares or the declaration of a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the capital adequacy and liquidity regulations of the Bank Act or directions of OSFI.

The Bank is also restricted from paying certain dividends in the event that TD Capital Trust IV (a subsidiary of the Bank) fails to pay semi-annual interest in cash, as applicable, in full to holders of TD Capital Trust IV Notes when required pursuant to the terms thereof. In addition, the ability to pay dividends on the common shares without the approval of the holders of the outstanding preferred shares is restricted unless all dividends on the preferred shares have been declared and paid or set apart for payment.

DESCRIPTION OF WARRANTS

The following describes certain general terms and provisions that will apply to the warrants. The particular terms and provisions of warrants offered by a prospectus supplement, and the extent to which the general terms and provisions described below apply to such warrants, will be described in such prospectus supplement.

Each series of warrants will be issued under a separate warrant agreement (each, a “warrant agreement”) in each case between the Bank and a warrant agent determined by the Bank. The statements below relating to any warrant agreement and the warrants to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable warrant agreement. The applicable prospectus supplement will include details of the warrant agreement with respect to the warrants being offered. Reference is made to the applicable prospectus supplement which will accompany this prospectus for the terms and other information with respect to the offering of warrants being offered thereby.

Preferred Share Warrants

The particular terms and provisions of each issue of warrants providing for the issuance of preferred shares on exercise of warrants will be described in the related prospectus supplement and may include the designation, number and terms of the preferred shares purchasable upon exercise of the warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the warrants are issued and any other specific terms of the warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following describes certain general terms and provisions that will apply to the subscription receipts. The particular terms and provisions of subscription receipts offered by a prospectus supplement, and the extent to which the general terms and provisions described below apply to such subscription receipts, will be described in such prospectus supplement.

Subscription receipts will be issued under a subscription receipt agreement between the Bank and an escrow agent. The statements below relating to any subscription receipt agreement and the subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable subscription receipts. The applicable prospectus supplement will include details of the subscription receipt agreement with respect to the subscription receipts being offered. Reference is made to the applicable prospectus supplement which will accompany this prospectus for the terms and other information with respect to the offering of subscription receipts being offered thereby.

Subscription Receipts

The particular terms and provisions of each issue of subscription receipts providing for the issuance of debt securities, preferred shares or common shares on the exchange of subscription receipts will be described in the related prospectus supplement and may include the number of subscription receipts and the price at which they will be issued and whether the price is payable in instalments, any conditions to the exchange of subscription receipts into debt securities, preferred shares or common shares, as the case may be, and the consequences of such conditions not being satisfied, the procedures for the exchange of the subscription receipts into debt securities, preferred shares or common shares, as the case may be, the number of debt securities, preferred shares or common shares, as the case may be, that may be exchanged upon exercise of each subscription receipt, the dates or periods during which the subscription receipts may be exchanged into debt securities, preferred shares or common shares, as the case may be, whether such subscription receipts will be listed on any securities exchange, and any other rights, privileges, restrictions and conditions attaching to the subscription receipts.

Prior to the exchange of their subscription receipts, holders of subscription receipts will not have any of the rights of holders of the securities subject to the subscription receipts.

DESCRIPTION OF UNITS

The following describes certain general terms and provisions that will apply to the units. The particular terms and provisions of units offered by a prospectus supplement, and the extent to which the general terms and provisions described below apply to such units, will be described in such prospectus supplement.

We may issue units that will consist of any combination of debt securities, preferred shares, common shares, warrants and subscription receipts issued by us, or other securities of an entity affiliated or not affiliated with us. Unless otherwise specified in the applicable prospectus supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. Units will be issued under a unit agreement between the Bank and a unit agent named therein. The statements below relating to any unit agreement and the units to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable units. The applicable prospectus supplement will include details of the unit agreement with respect to the units being offered. Reference is made to the applicable prospectus supplement which will accompany this prospectus for the terms and other information with respect to the offering of units. Those terms may include:

•

the designation and the terms of the units and any combination of debt securities, preferred shares, common shares, warrants and subscription receipts issued by us, or other securities of an entity affiliated or not affiliated with us constituting the units, including and whether and under what circumstances the debt securities, preferred shares, common shares, warrants and subscription receipts issued by us, or other securities of an entity affiliated or not affiliated with us or other securities may be traded separately;

•	any additional terms of the governing unit agreement; and

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred shares, common shares, warrants and subscription receipts issued by us, or other securities of an entity affiliated or not affiliated with us constituting the units.

We will offer units that consist of or include debt or equity securities of third parties only under circumstances where there is an available exemption from the registration requirements for such third party securities under the Securities Act at the time we offer such units.

An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency.

OWNERSHIP, BOOK-ENTRY PROCEDURES AND SETTLEMENT

In this section, we describe special considerations that will apply to registered securities issued in global i.e., book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities

Registered Owners

Each security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “registered holders” of those securities. Subject to limited exceptions, we and the trustee are entitled to treat the registered holder of a security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the security and to exercise all the rights and powers as an owner of the security. We refer to those who own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not registered holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture (and the Bank Act (Canada) in the case of subordinated indebtedness), subject to limited exceptions, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not registered holders, of the securities.

Street Name Owners

We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will, subject to limited exceptions, recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not registered holders, of those securities.

Registered Holders

Subject to limited exceptions, our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any other third parties employed by us, run only to the registered holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the registered holders, and not the indirect owners, of the relevant securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the registered holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

Most offered securities will be issued in global i.e., book-entry, form. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons, that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”;

•	CDS Clearing and Depository Services Inc., which is known as “CDS”; and

•	any other clearing system or financial institution named in the prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear, Clearstream or CDS, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

Except in limited circumstances, a global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

Special Considerations for Global Securities.

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear, Clearstream or CDS, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security,

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non- global certificates for his or her interest in the securities, except in limited circumstances;

•

an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances in which certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustees will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustees also do not supervise the depositary in any way;

•

the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear, Clearstream or CDS, when DTC is the depositary, Euroclear, Clearstream or CDS, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Considerations Relating to DTC

DTC has informed us as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual acquirer of new securities is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, the securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the terms of the securities and their governing documents. That means that we and any trustee, issuing and paying agent, registrar or other agent of ours for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. As mentioned above, the book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depository for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is so exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures. Each sale of a book- entry security will settle in immediately available funds through DTC unless otherwise stated.

Delivery of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them, respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s usual practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or agent on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the agent or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or agent, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to the issuer or agent. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Considerations Relating to CDS

The information concerning CDS has been taken from, or is based upon, publicly available documents. CDS is Canada’s national securities clearing and depository services organization. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in Canadian and international capital markets. CDS participants (“CDS Participants”) include banks, investment dealers and trust companies, and may include underwriters which participate in the distribution of the securities. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS Participant. Payments, deliveries, transfers, exchanges, notices and other actions relating to the securities made through CDS may only be processed through CDS Participants and must be completed in accordance with existing CDS rules and procedures. CDS operates in Montreal, Toronto, Calgary and Vancouver to centralize securities clearing functions through a central securities depository.

CDS is wholly owned by The Canadian Depositary for Securities Limited, a private corporation owned by TMX Group Limited, a reporting issuer in Canada. CDS is the clearing house for equity trading on both the Toronto and Montreal stock exchanges and also clears a substantial volume of “over-the-counter” trading in equities and bonds.

CDS may be a depositary for a global security. If CDS is the depositary for a global security, DTC may hold an interest in the global security. In addition, if DTC is the depositary for a global security, CDS may, on behalf of CDS Participants, hold an interest in the global security.

As long as any global security is held by CDS, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in CDS. If CDS is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

CDS could change its rules and procedures at any time. We have no control over CDS or its participants, and we take no responsibility for its activities. Transactions between participants in CDS, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

TAX CONSEQUENCES

United States Taxation

The following summary describes the material U.S. federal income tax consequences of the ownership of debt securities and common shares by “U.S. Holders” (as defined below) as of the date hereof. This section is the opinion of Simpson Thacher & Bartlett LLP, our special U.S. federal income tax counsel. Except where noted, this summary deals only with debt securities and common shares held as capital assets and which are denominated in or determined by reference to the U.S. dollar. This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to holders subject to special treatment under the U.S. federal income tax laws, including, without limitation, dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, persons holding the debt securities or common shares as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons who own or are deemed to own 10% or more of the Bank’s stock (by vote or value), partnerships or other pass-through entities for U.S. federal income tax purposes, persons required to accelerate the recognition of any item of gross income with respect to debt securities or common shares as a result of such income being recognized on an “applicable financial statement” (as defined in Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”)) or U.S. Holders whose “functional currency” is not the U.S. dollar. Furthermore, the summary below is based upon the provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

As used herein, a “U.S. Holder” means a beneficial owner of debt securities or common shares that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if it (X) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (Y) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds debt securities or common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding debt securities or common shares is urged to consult its own tax advisors.

This summary does not represent a detailed description of the U.S. federal income tax consequences to holders in light of their particular circumstances and does not address the effects of any state, local or non-U.S. tax laws. Persons considering the purchase of debt securities or common shares should consult their own tax advisors concerning the particular U.S. federal income tax consequences to them of the ownership of debt securities or common shares, as well as any consequences arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Debt Securities

Although we intend to treat the bail-inable debt securities as debt for U.S. federal income tax purposes, there is no authority that directly addresses the U.S. federal income tax treatment of instruments such as the bail-inable debt securities that provide for a bail-in conversion under certain circumstances. You should consult your own tax advisor regarding the appropriate characterization of the bail-inable debt securities for U.S. federal income tax purposes, and the U.S. federal income and other tax consequences of any bail-in conversion.

The summary below assumes that all debt securities issued pursuant to this prospectus will be classified for U.S. federal income tax purposes as the Bank’s indebtedness, and purchasers should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. Any special U.S. federal income tax considerations relevant to a particular issue of the debt securities will be provided in the applicable supplement.

This subsection is only applicable to (1) debt securities that are not subject to the NVCC Provisions discussed above under “Description of the Debt Securities” and (2) debt securities issued directly by us and not by our New York branch. The tax treatment of debt securities that are subject to the NVCC Provisions and debt securities that are issued by our New York branch will be discussed in the applicable supplement.

Payments of Interest

Except as set forth below, stated interest on a debt security will generally be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. Unless an applicable supplement states otherwise, interest income on a debt security generally will be considered foreign-source income and, for purposes of the U.S. foreign tax credit, generally will be considered passive category income.

Original Issue Discount Notes

U.S. Holders of debt securities issued with original issue discount (“OID”), other than Short-Term Notes (as defined below), will be subject to special tax accounting rules, as described in greater detail below. Debt securities issued with OID will be referred to as “Original Issue Discount Notes.” U.S. Holders of such debt securities should be aware that they generally must include OID in gross income (as ordinary income) in advance of the receipt of cash attributable to that income. However, U.S. Holders of such debt securities generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent such payments do not constitute “qualified stated interest” (as defined below). Unless otherwise specified in the applicable supplement, OID on a debt security generally will be considered foreign-source income and, for purposes of the U.S. foreign tax credit, generally will be considered passive category income. Notice will be given when the Bank determines that a particular debt security will be an Original Issue Discount Note.

Additional rules applicable to Original Issue Discount Notes that are denominated in or determined by reference to a currency or currencies other than the U.S. dollar are described under “—Foreign Currency Notes” below.

A debt security with an “issue price” that is less than its “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) will be issued with OID in an amount equal to such difference unless such difference is de minimis (generally, less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity). The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold for cash (other than to an underwriter, broker, placement agent or wholesaler).

The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, a rate based on one or more interest indices. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Notice will be given in the applicable supplement when the Bank determines that a particular note will bear interest that is not qualified stated interest.

In the case of a debt security issued with de minimis OID, the U.S. Holder generally must include such de minimis OID in income as stated principal payments on the debt securities are made in proportion to the stated

principal amount of the debt security unless the holder makes an election to treat all interest as OID as further described below. Any amount of de minimis OID that has been included in income shall be treated as capital gain and be considered U.S.-source.

Certain of the debt securities may be redeemed prior to their stated maturity date (as specified in the applicable supplement) at the option of the Bank and/or at the option of the holder. Original Issue Discount Notes containing such features may be subject to rules that differ from the general rules discussed herein. Persons considering the purchase of Original Issue Discount Notes with such features should carefully examine the applicable supplement and should consult their own tax advisors with respect to such features since the tax consequences with respect to OID will depend, in part, on the particular terms and features of the debt securities.

U.S. Holders of Original Issue Discount Notes with a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments, regardless of such U.S. Holders’ method of accounting. The amount of OID that a U.S. Holder must include in income is calculated using a constant-yield method, and generally a holder will include increasingly greater amounts of OID in income over the life of the Original Issue Discount Note. Specifically, the amount of OID includible in income by the initial U.S. Holder of an Original Issue Discount Note is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which such U.S. Holder held such debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an Original Issue Discount Note may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of (a) the product of the debt security’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the aggregate of all qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an Original Issue Discount Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments previously made on such debt security (other than qualified stated interest). The Bank is required to provide information returns stating the amount of OID accrued on Original Issue Discount Notes held by persons of record other than certain exempt holders.

Floating rate debt securities are subject to special OID rules. In the case of a floating rate debt security that is an Original Issue Discount Note, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest rate. Persons considering the purchase of floating rate debt securities should carefully examine the applicable supplement and should consult their own tax advisors regarding the consequences of the holding and disposition of such debt securities.

In addition, the discussion above generally does not address debt securities providing for contingent payments or debt securities that may be convertible or exchangeable for stock or other securities (or the cash value thereof). U.S. Holders should carefully examine the applicable supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of any such debt securities.

U.S. Holders may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. U.S. Holders should consult with their own tax advisors about this election.

Short-Term Notes

In the case of debt securities having a term of one year or less (“Short-Term Notes”), all payments (including all stated interest) will be included in the stated redemption price at maturity and will not be qualified stated interest. Thus, U.S. Holders will generally be taxable on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a Short-Term Note, unless the U.S. Holder elects to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method U.S. Holders of Short-Term Notes are not required to include accrued discount in their income currently unless they elect to do so (but may be required to include any stated interest in income as it is received). U.S. Holders that report income for U.S. federal income tax purposes on the accrual method and certain other U.S. Holders are required to accrue discount on such Short-Term Notes (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder that is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange, retirement or other taxable disposition of Short-Term Notes will generally be ordinary income to the extent of the discount accrued through the date of sale, exchange, retirement or other taxable disposition. In addition, a U.S. Holder that does not elect to include currently accrued discount in income may be required to defer deductions for a portion of the U.S. Holder’s interest expense with respect to any indebtedness incurred or continued to purchase or carry such Short-Term Notes.

Market Discount

If a U.S. Holder purchases a debt security, other than a Short-Term Note, for an amount that is less than its stated redemption price at maturity or, in the case of an Original Issue Discount Note, its adjusted issue price, the amount of the difference will generally be treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other taxable disposition of, a debt security as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such debt security at the time of such payment or disposition. In addition, the U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such debt security (in an amount not exceeding the accrued market discount).

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless the U.S. Holder elects to accrue on a constant yield method. A U.S. Holder of a debt security may elect to include market discount in income currently as it accrues (on either a ratable or constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium; Amortizable Bond Premium

A U.S. Holder that purchases an Original Issue Discount Note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest will be considered to have purchased such debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID which such U.S. Holder must include in its gross income with respect to such debt security for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

A U.S. Holder that purchases a debt security for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest will be considered to have purchased the debt security at a “premium” and will not be required to include OID, if any, in income. A U.S. Holder generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under the U.S. Holder’s regular accounting method. Bond premium on a debt security held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the debt security.

Sale, Exchange, Retirement or Other Taxable Disposition of Debt Securities

Upon the sale, exchange, retirement or other taxable disposition of a debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis of the debt security. A U.S. Holder’s adjusted tax basis in a debt security will, in general, be the U.S. Holder’s cost for the debt security, increased by any OID, market discount or, in the case of Short-Term Notes, discount previously included in income by the U.S. Holder, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Except (i) as described above with respect to certain Short-Term Notes and market discount, (ii) with respect to gain or loss attributable to changes in exchange rates, as discussed below with respect to certain Foreign Currency Notes (as defined below), and (iii) with respect to debt securities treated as contingent payment debt instruments for U.S. federal income tax purposes (which this summary does not discuss), such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other taxable disposition, the debt security has been held for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by a U.S. Holder on the sale, exchange, retirement or other taxable disposition of a debt security generally will be considered U.S.-source gain or loss.

Foreign Currency Notes

The following is a summary of certain U.S. federal income tax consequences to a U.S. Holder of the ownership of a debt security denominated in, or for which payments are determined by reference to, a currency other than the U.S. dollar (a “Foreign Currency Note”).

Interest Payments

U.S. Holders that use the cash basis method of accounting for U.S. federal income tax purposes are required to include in income the U.S. dollar value of the amount of interest received, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss (as discussed below) is recognized with respect to the receipt of such payment.

U.S. Holders that use the accrual basis method of accounting for U.S. federal income tax purposes may determine the amount of income recognized with respect to an interest payment in accordance with either of two methods. Under the first method, the U.S. Holder will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, the U.S. Holder may elect to translate interest income at the spot rate on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the U.S. Holder’s taxable year) or on the date the interest payment is received if such date is within five business days of the end of the accrual period.

Upon receipt of an interest payment on a debt security (including, upon the sale of such debt security, the receipt of proceeds attributable to accrued interest previously included in income), an accrual basis U.S. Holder will recognize ordinary income or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating any foreign currency received at the spot rate for such foreign currency on the date received) and the U.S. dollar value of the interest income that such U.S. Holder has previously included in income with respect to such payment.

Original Issue Discount Notes

OID on an Original Issue Discount Note that is also a Foreign Currency Note will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, as described above. Upon receipt of OID on such debt security (including, upon the sale of such debt security, the receipt of proceeds attributable to OID previously included in income), a U.S. Holder will recognize ordinary income or loss in an amount determined in the same manner as interest income received by a holder on the accrual basis, as described above.

Market Discount

The amount of market discount on Foreign Currency Notes includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the Foreign Currency Note is retired or otherwise disposed of. If the U.S. Holder has elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. Holder will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable Bond Premium

Bond premium on a Foreign Currency Note will be computed in the applicable foreign currency. With respect to a U.S. Holder that elects to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss (which is generally ordinary income or loss) will be realized based on the difference between spot rates at such time and at the time of acquisition of the Foreign Currency Note. A U.S. Holder that does not elect to amortize bond premium will translate the bond premium, computed in the applicable foreign currency, into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

Sale, Exchange, Retirement or Other Taxable Disposition of Foreign Currency Notes

Upon the sale, exchange, retirement or other taxable disposition of a Foreign Currency Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be treated as a payment of interest for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the Foreign Currency Note. Except (i) as described above with respect to certain Short-Term Notes or with respect to market discount, (ii) with respect to the foreign currency rules discussed below and (iii) with respect to debt securities treated as contingent payment debt instruments for U.S. federal income tax purposes (which this summary does not discuss), such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other taxable disposition, the Foreign Currency Note has been held for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by a U.S. Holder on the sale, exchange, retirement or other taxable disposition of a Foreign Currency Note generally will be considered U.S.-source gain or loss.

A U.S. Holder’s initial tax basis in a Foreign Currency Note generally will be the U.S. Holder’s cost therefor. If a U.S. Holder purchased a Foreign Currency Note with foreign currency, the U.S. Holder’s cost will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note determined at the time of such purchase. If a U.S. Holder’s Foreign Currency Note is sold, exchanged, retired or otherwise disposed of for an amount denominated in foreign currency, then the U.S. Holder’s amount realized generally will be based on the spot rate of the foreign currency on the date of the sale, exchange, retirement or other taxable disposition. If the Foreign Currency Notes are traded on an established securities market and the U.S. Holder is a cash method taxpayer, however, foreign currency paid or received is translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of Foreign Currency Notes traded on an established securities market, provided that the election is applied consistently.

Upon the sale, exchange, retirement or other taxable disposition of a Foreign Currency Note, a U.S. Holder may recognize exchange gain or loss with respect to the principal amount of such Foreign Currency Note. For these purposes, the principal amount of the Foreign Currency Note is the U.S. Holder’s purchase price for the Foreign Currency Note calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other taxable disposition of the Foreign Currency Note and (ii) the U.S. dollar value of the principal amount determined on the date such U.S. Holder purchased the Foreign Currency Note (or possibly, in the case of a cash basis or electing accrual basis taxpayer, the settlement dates of such purchase and disposition, if the Foreign Currency Note is traded on an established securities market). Such gain or loss will be treated as ordinary income or loss and generally will be U.S.-source gain or loss. The recognition of such gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a Foreign Currency Note.

Exchange Gain or Loss with Respect to Foreign Currency

A U.S. Holder’s tax basis in the foreign currency received as interest on a Foreign Currency Note or on the sale, exchange, retirement or other taxable disposition of a Foreign Currency Note will be the U.S. dollar value thereof at the spot rate in effect on the date the foreign currency is received. Any gain or loss recognized by a U.S. Holder on a sale, exchange or other taxable disposition of the foreign currency will be ordinary income or loss and generally will be U.S.-source gain or loss.

Disclosure Requirements

Treasury Regulations meant to require the reporting of certain tax shelter transactions (“Reportable Transactions”) could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury Regulations, certain transactions may be characterized as Reportable Transactions including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a Foreign Currency Note or foreign currency received in respect of a Foreign Currency Note to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. Persons considering the purchase of Foreign Currency Notes should consult with their own tax advisors to determine the tax return disclosure obligations, if any, with respect to an investment in a Foreign Currency Note, including any requirement to file Internal Revenue Service (“IRS”) Form 8886 (Reportable Transaction Disclosure Statement).

Common Shares

Dividends

Subject to the discussion under “—Passive Foreign Investment Company” below, the gross amount of distributions on the common shares (including amounts withheld to reflect Canadian withholding taxes) will be taxable as dividends to the extent paid out of the Bank’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income (including any withheld taxes) will be includable in a U.S. Holder’s gross income as ordinary income on the day actually or constructively received by such holder. Such dividends will not be eligible for the dividends-received deduction allowed to corporations under the Code.

With respect to non-corporate U.S. Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the U.S. Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The U.S. Treasury Department has determined that the current income tax treaty between the United States and Canada meets these requirements. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the common shares, which are listed on the NYSE, are readily tradable on an established securities market in the United States. There can be no assurance, however, that the common shares will be considered readily tradable on an established securities market in later years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of the Bank’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Furthermore, non-corporate U.S. Holders will not be eligible for the reduced rates of taxation on any dividends received from the Bank if the Bank is characterized as a passive foreign investment company in the taxable year in which such dividend is paid or in the preceding taxable year (see “—Passive Foreign Investment Company” below).

The amount of any dividend paid in Canadian dollars will equal the U.S. dollar value of the Canadian dollars received, calculated by reference to the exchange rate in effect on the date the dividend is actually or constructively received by a U.S. Holder, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received as a dividend are converted into U.S. dollars on the date they are received, a U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars will be treated as U.S.-source ordinary income or loss.

Subject to certain conditions and limitations, Canadian withholding taxes on dividends may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the common shares will be treated as foreign-source income and will generally constitute passive category income. However, in certain circumstances, if a U.S. Holder has held the common shares for less than a specified minimum period during which such holder is not protected from risk of loss, or is obligated to make payments related to the dividends, such holder will not be allowed a foreign tax credit for any Canadian withholding taxes imposed on dividends paid on the common shares. If a U.S. Holder does not elect to claim a U.S. foreign tax credit, such holder may instead claim a deduction for Canadian income tax withheld, but only for a taxable year in which such holder elects to do so with respect to all foreign income taxes paid or accrued in such taxable year. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

To the extent that the amount of any distribution exceeds the Bank’s current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the common shares, and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange.

Passive Foreign Investment Company

Based on the current and projected composition of the Bank’s income and assets and the valuation of its assets, including goodwill, the Bank does not expect to be a passive foreign investment company (a “PFIC”) for its current taxable year, and the Bank does not expect to become one in the future, although there can be no assurance in this regard.

In general, the Bank will be a PFIC for any taxable year in which:

•	at least 75% of the Bank’s gross income is passive income; or

•	at least 50% of the value (determined based on a quarterly average) of the Bank’s assets is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If the Bank owns at least 25% (by value) of the stock of another corporation, for purposes of determining whether the Bank is a PFIC, the Bank will be treated as owning its proportionate share of the other corporation’s assets and receiving its proportionate share of the other corporation’s income.

The determination of whether the Bank is a PFIC is made annually. Accordingly, it is possible that the Bank may become a PFIC in the current or any future taxable year due to changes in the composition of its income or assets or in the valuation of its assets. In addition, the determination is based in part upon certain proposed Treasury Regulations that are not yet in effect and which are subject to change in the future. Those Treasury Regulations and other administrative pronouncements from the IRS provide special rules for determining the character of income and assets derived in the active conduct of a banking business for purposes of the PFIC rules. Although the Bank believes it has adopted a reasonable interpretation of the Treasury Regulations and administrative pronouncements, there can be no assurance that the IRS will follow the same interpretation. In addition, the composition of the Bank’s income and assets will be affected by how, and how quickly, it spends the cash it may raise in any offering. If the Bank is PFIC for any taxable year during which a U.S. Holder holds common shares, such holder will be subject to special tax rules discussed below.

If the Bank is a PFIC for any taxable year during which a U.S. Holder holds the common shares, such holder will be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of the common shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the common shares will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the common shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which the Bank was a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

If the Bank is a PFIC, U.S. Holders may be subject to additional reporting requirements. For instance, a U.S. Holder will generally be required to file IRS Form 8621 if such holder holds the common shares in any year in which the Bank is classified as a PFIC.

If the Bank is a PFIC for any taxable year during which a U.S. Holder holds the common shares and any of the Bank’s non-U.S. subsidiaries is also a PFIC, such holder would be treated as owning a proportionate amount (by value) of the common shares of the lower-tier PFIC for purposes of the application of the PFIC rules. U.S. Holders are urged to consult their tax advisors about the application of the PFIC rules to any of the Bank’s subsidiaries.

In certain circumstances, in lieu of being subject to the rules discussed above regarding excess distributions and recognized gains, a U.S. Holder may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is regularly traded on a “qualified exchange or other market” (within the meaning of the applicable Treasury Regulations).

If a U.S. Holder makes an effective mark-to-market election, such holder will include in each year that the Bank is a PFIC as ordinary income the excess of the fair market value of such holder’s common shares at the end of the year over such holder’s adjusted tax basis in the common shares. A U.S. Holder will be entitled to deduct as an ordinary loss in each such year the excess of such holder’s adjusted tax basis in the common shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. In addition, upon the sale or other taxable disposition of the common shares in a year that the Bank is a PFIC, any gain will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to- market election.

A. U.S. Holder’s adjusted tax basis in the common shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the common shares are no longer regularly traded on a qualified exchange or other market, or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

Alternatively, holders of shares in a PFIC can sometimes avoid the PFIC rules described above regarding excess distributions and recognized gains with respect to the stock they own in a PFIC by electing to treat such PFIC as a “qualified electing fund” under Section 1295 of the Code. However, this option will not be available to holders of common shares because the Bank does not intend to comply with the requirements necessary to permit U.S. Holders to make this election.

U.S. Holders are urged to consult their tax advisors concerning the U.S. federal income tax consequences of owning or disposing of common shares if the Bank is considered a PFIC in any taxable year.

Sale, Exchange or Other Taxable Disposition of Common Shares

For U.S. federal income tax purposes, a U.S. Holder will recognize taxable gain or loss on any sale, exchange or other taxable disposition of the common shares in an amount equal to the difference between the amount realized for the common shares and such holder’s adjusted tax basis in the common shares. Subject to the discussion under “—Passive Foreign Investment Company” above, such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or other taxable disposition, the common shares have been held for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder will generally be treated as U.S.-source gain or loss for purposes of the foreign tax credit.

Other Securities

If a U.S. Holder is considering the purchase of preferred shares, warrants, subscription receipts or units, such holder should carefully examine the applicable supplement regarding the special U.S. federal income tax consequences, if any, of the holding and disposition of such securities including any tax considerations relating to the specific terms of such securities.

Additional Medicare Tax on Unearned Income

Certain U.S. Holders, including individuals and estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income,” or (ii) the excess of “modified adjusted gross income” over U.S.$200,000 (U.S.$250,000 if married and filing jointly or U.S.$125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the debt securities or common shares.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of principal, interest (including any OID) and premium paid on debt securities, to dividends paid on common shares and to the proceeds of sale of a debt security or a common share paid to U.S. Holders other than certain exempt recipients. A backup withholding tax may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Individual U.S. Holders that own “specified foreign financial assets” may be required to include certain information with respect to such assets with their U.S. federal income tax return. U.S. Holders are urged to consult their own tax advisors regarding such requirements with respect to the debt securities and common shares.

Additional Withholding Requirements

The Hiring Incentives to Restore Employment Act, which was enacted in early 2010 and contains provisions from the former Foreign Account Tax Compliance Act of 2009 (“FATCA”), encourages foreign financial institutions to report information about their U.S. account holders (including holders of certain equity or debt interests) to the IRS. Foreign financial institutions that fail to comply with the withholding and reporting requirements of FATCA and certain holders that do not provide sufficient information about their U.S. account holders or owners will be subject to a 30% withholding tax on certain payments they receive, including “foreign passthru payments” made by foreign issuers such as the Bank. The term “foreign passthru payment” is not currently defined in Treasury Regulations. Debt obligations that give rise to foreign passthru payments are grandfathered from FATCA withholding if the obligation is executed on or before the date that is six months after the date on which final regulations defining the term “foreign passthru payment” are adopted. Even if the debt securities are not grandfathered from FATCA withholding as described above, pursuant to proposed Treasury Regulations (the preamble to which indicates that taxpayers may rely on them prior to their finalization), any such withholding with respect to the debt securities or common shares on foreign passthru payments would not begin before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are adopted.

As discussed above, since the term “foreign passthru payment” is not defined in Treasury Regulations, the future application of FATCA withholding tax on foreign passthru payments to holders of debt securities or common shares is uncertain. If a holder of debt securities or common shares is subject to withholding there will be no additional amounts payable by way of compensation to the holder of debt securities or common shares for the deducted amount. Holders of debt securities or common shares should consult their own tax advisors regarding this legislation in light of such holder’s particular situation.

Canadian Taxation

In the opinion of McCarthy Tétrault LLP, Canadian tax counsel to the Bank, the following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations promulgated thereunder (collectively, the “Canadian Tax Act”) generally applicable to a holder who acquires beneficial ownership of a debt security or a common share upon the initial issuance of the security by the Bank pursuant to this prospectus and any applicable supplement, or a common share of the Bank or any affiliate of the Bank that is a corporation resident or deemed resident in Canada upon a bail-in conversion of the debt security, and who, for the purposes of the Canadian Tax Act and at all relevant times, (i) is not (and is not deemed to be) resident in Canada, (ii) deals at arm’s length with and is not affiliated with the Bank, any underwriter and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the security, (iii) is entitled to receive all payments (including any interest and principal) made on the security, (iv) is not, and deals at arm’s length with each person who is, a “specified shareholder” of the Bank for purposes of the thin capitalization rules in the Canadian Tax Act, (v) does not use or hold and is not deemed to use or hold the security in or in the course of carrying on a business in Canada and (vi) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”). A “specified shareholder” for these purposes generally includes a person who (either alone or together with persons with whom that person is not dealing at arm’s length) owns or has the right to acquire or control 25% or more of TD’s shares determined on a vote or fair market value basis.

This summary does not apply to securities described in this prospectus that are (i) debt securities that are subject to the NVCC Provisions discussed above under “Description of the Debt Securities”; (ii) except for bail-inable debt securities, securities that are convertible or exchangeable for other securities; (iii) preferred shares; (iv) warrants; (v) subscription receipts; or (vi) units. Non-resident Holders should review the applicable supplement related thereto and consult their own tax advisors.

This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof, all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in securities and, except for the Tax Proposals, does not take into account or anticipate any changes in law or administrative policies or assessing practices of the CRA, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.

The following is only a general summary of certain Canadian non-resident withholding and other tax provisions which may affect a Non-resident Holder of the securities. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in securities described in this prospectus should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of the securities having regard to their own particular circumstances.

Material Canadian federal income tax considerations applicable to securities may be described particularly in the supplement related thereto, when such securities are offered. In the event the material Canadian federal income tax considerations are described in the applicable supplement, the following description will be superseded by the description in such supplement to the extent indicated therein.

For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the single day exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).

Debt Securities

Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited, or deemed to be paid or credited, on a debt security to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any part of such interest is participating debt interest. “Participating debt interest” is defined in the Canadian Tax Act generally as interest (other than on a “prescribed obligation” described below) all or any portion of which is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” for this purpose is an “indexed debt obligation,” as defined in the Canadian Tax Act, in respect of which no amount payable , other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the preceding sentence. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money.

In the event that a debt security is redeemed, cancelled, purchased or repurchased by the Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may, in certain circumstances, be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the debt security to that time, be subject to Canadian non-resident withholding tax. Such withholding tax will apply if all or any part of such deemed interest is participating debt interest unless, in certain circumstances, the debt security is not considered to be an “excluded obligation” for the purposes of the Canadian Tax Act. A debt security which is not an indexed debt obligation (described above) and which was issued for an amount not less than 97% of its principal amount (as defined in the Canadian Tax Act), and the yield from the debt security, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the debt security was issued, does not exceed 4/3 of the interest stipulated to be payable on the debt security, expressed in terms of an annual rate on the outstanding principal amount from time to time, will be an excluded obligation for this purpose.

If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.

Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of debt securities by the Non-resident Holder.

Common Shares

Dividends

Dividends paid or credited or deemed to be paid by the Bank to a Non-resident Holder on common shares of the Bank or of any affiliate of the Bank that is a corporation resident or deemed to be resident in Canada will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under an applicable income tax treaty.

Dispositions

A Non-resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any common shares of the Bank or of any affiliate of the Bank that is a corporation resident or deemed to be resident in Canada unless the common shares constitute “taxable Canadian property” to the Non-resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty.

Generally, the common shares of the Bank or of any such affiliate will not constitute taxable Canadian property to a Non-resident Holder provided that they are listed on a designated stock exchange (which includes the TSX and NYSE) at the time of the disposition, unless, at any particular time during the 60- month period that ends at that time the following conditions are met concurrently: (i) one or any combination of (a) the Non-resident Holder, (b) persons with whom the Non-resident Holder did not deal at arm’s length, or (c) partnerships in which the Non-resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the issuer’s share capital and (ii) more than 50% of the fair market value of the common shares of the issuer was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) Canadian resource properties (as defined in the Canadian Tax Act), (c) timber resource properties (as defined in the Canadian Tax Act), and (d) an option, an interest or right in any of the foregoing property, whether or not such property exists. Notwithstanding the foregoing, a common share of the Bank or of any such affiliate may be deemed to be “taxable Canadian property” in certain other circumstances. Non-resident Holders whose common shares of the Bank or of any such affiliate may constitute taxable Canadian property should consult their own tax advisers with respect their particular circumstances.

Common Reporting Standard

Similar to FATCA, under the Organisation for Economic Co-operation and Development (“OECD”) initiative for the automatic exchange of information, many countries have committed to automatic exchange of information relating to accounts held by tax residents of signatory countries, including Canada, using a common reporting standard (“CRS”).

The CRS requires Canadian financial institutions to report certain information concerning certain investors resident in participating countries to the CRA and to follow certain due diligence procedures. The CRA will then provide such information on a bilateral, reciprocal basis to the tax authorities in the applicable investors’ countries of residence, where required under the CRS. The Bank will meet all obligations imposed under the CRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan (each, an “employee benefit plan”) subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the employee benefit plan’s particular circumstances before authorizing an investment in any securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the employee benefit plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit (i) employee benefit plans which are subject to Title I of ERISA, (ii) “plans” defined in Section 4975 of the Code (including individual retirement accounts and “Keogh” plans)) which are subject to Section 4975 of the Code and (iii) entities whose underlying assets are considered to include “plan assets” of any employee benefit plan subject to Title I of ERISA or plan subject to Section 4975 of the Code (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “covered plan”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the covered plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In addition, the fiduciary of the covered plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and Section 4975 of the Code.

The acquisition, holding or, if applicable, exchange, of securities by a covered plan with respect to which we or any of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the security is acquired and held pursuant to and in accordance with an applicable exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of a security. These exemptions include, without limitation:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s length transactions with a person that is a party in interest solely by reason of providing services to covered plans or being related to such a service provider. Under these provisions, the purchase and sale of a security should not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, provided that neither the issuer of the security nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any covered plan involved in the transaction, and provided further that the covered plan pays no more and receives no less than “adequate consideration” in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of covered plans considering acquiring and/or holding a security in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied, and securities should not be purchased or held by any person investing “plan assets” of any covered plan unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code.

Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively referred to herein as “non-covered plan arrangements” and together with covered plans, collectively referred to herein as “plans”) are not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable U.S. or non-U.S. federal, state, local or other regulations, rules or laws (collectively, “similar laws”).

Accordingly, by acceptance of a security or any interest therein, each purchaser and holder of securities or any interest therein will be deemed to have represented by its purchase and holding of the securities that either (1) it is not a covered plan and is not purchasing any securities or interest therein on behalf of or with “plan assets” of any covered plan or (2) the purchase and holding of the securities or any interest therein will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code. In addition, any purchaser or holder of securities or any interest therein which is a non-covered plan arrangement will be deemed to have represented by its purchase or holding of the securities that its purchase and holding will not violate any applicable similar law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non- exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing securities on behalf of or with “plan assets” of any covered plan or non-covered plan arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or some other basis on which such purchase and holding is not prohibited, or the potential consequences of any purchase, holding or exchange under similar laws, as applicable.

Each purchaser and holder of securities has exclusive responsibility for ensuring that its purchase and holding of the securities does not violate the fiduciary or prohibited transaction rules of Title I of ERISA, Section 4975 of the Code or any applicable similar laws. Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any particular plan, or at plans generally, and such purchasers of any of our securities should consult and rely on their own counsel and advisers as to whether an investment in our securities is suitable for the plan. The sale of any securities to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell any series of securities described herein at any time after effectiveness of the Registration Statement of which this prospectus forms a part in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The offered securities may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

An applicable prospectus supplement may include:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts or agency fees and other underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the place and time of delivery of the securities; and

•	any securities exchange on which the securities may be listed.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the prospectus supplement for the securities.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

Each series of offered securities will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system. Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The prospectus supplement or pricing supplement may provide that the original issue date for a series of securities may be more than two scheduled business days after the trade date for the securities. Accordingly, in such a case, if you wish to trade the securities on any date prior to the second business day before the original issue date for the securities, you will be required, by virtue of the fact that the securities initially are expected to settle in more than two scheduled business days after the trade date for the securities, to make alternative settlement arrangements to prevent a failed settlement.

Market-Making Resales By the Bank and its Affiliates

This prospectus may be used by the Bank, TD Securities (USA) LLC or certain other of the Bank’s affiliates (the “Market Makers”) in connection with offers and sales of the securities in market-making transactions. A Market Maker may engage in market-making transactions only in those jurisdictions in which it has all necessary governmental and regulatory authorizations for such activity. In a market-making transaction, a Market Maker may resell a debt security it acquires from other holders, after the original offering and sale of the debt security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, a Market Maker may act as principal or agent, including as agent for the counterparty in a transaction in which the Market Maker acts as principal, or as agent for both counterparties in a transaction in which the Market Maker does not act as principal. The Market Makers may receive compensation in the form of mark-ups or mark-downs, including from both counterparties in some cases.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

The Bank does not expect to receive any proceeds from market-making transactions except to the extent the Bank is entitled to the proceeds of sales of securities made by it in such transactions. The Bank does not expect that the Market Makers will pay any proceeds from their market-making resales to it.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your securities are being purchased in their original offering and sale, you may assume that you are purchasing your securities in a market-making transaction.

Conflicts of Interest

Some of the underwriters, dealers and agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters, dealers and agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters, dealers and agents or their affiliates have a lending relationship with us, certain of those underwriters, dealers and agents or their affiliates routinely hedge, and certain other of those underwriters, dealers and agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters, dealers and agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters, dealers and agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Our affiliate, TD Securities (USA) LLC, may participate in the distribution of the securities as an underwriter, dealer or agent. Any offering of securities in which TD Securities (USA) LLC, our affiliate, participates as an underwriter, dealer or agent, will be conducted in compliance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST THE BANK, OUR MANAGEMENT AND OTHERS

We are a Canadian chartered bank. Many of our directors and executive officers, including many of the persons who signed the Registration Statement on Form F-3, of which this prospectus is a part, and some of the experts named in this document, reside outside the United States, and a substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons to enforce against them judgments of the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

We have been advised by our Canadian counsel, McCarthy Tétrault LLP, that a judgment of a United States court may be enforceable in Canada if: (a) there is a real and substantial connection between the events, persons and circumstances and the United States proceedings such that the United States court properly assumed jurisdiction; (b) the United States judgment is final and conclusive; (c) the defendant was properly served with originating process from the United States court; and (d) the United States law that led to the judgment is not contrary to Canadian public policy, as that term would be applied by a Canadian court. We are advised that in normal circumstances, only civil judgments and not other rights arising from United States securities legislation (for example, penal or similar awards made by a court in a regulatory prosecution or proceeding) are enforceable in Canada. The enforceability of a United States judgment in Canada will be subject to the requirements that: (i) an action to enforce the United States judgment must be commenced in the Ontario court within any applicable limitation period; (ii) the Ontario Court has discretion to stay or decline to hear an action on the United States judgment if the United States judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action; (iii) the Ontario Court will render judgment only in Canadian dollars; and (iv) an action in the Ontario Court on the United States judgment may be affected by bankruptcy, insolvency or other laws of general application limiting the enforcement of creditors’ rights generally. The enforceability of a United States judgment in Canada will be subject to the following defenses: (i) the United States judgment was obtained by fraud or in a manner contrary to the principles of natural justice; (ii) the United States judgment is for a claim which under Ontario law would be characterized as based on a foreign revenue, expropriatory, penal or other public law; (iii) the United States judgment is contrary to Ontario public policy or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; and (iv) the United States judgment has been satisfied or is void or voidable under United States law.

LEGAL MATTERS

The validity of the debt securities and the units will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York, as to matters of New York law, and by McCarthy Tétrault LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law. The validity of certain of the debt securities will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New York, special products counsel to the Bank, as to matters of New York law. The validity of the preferred shares, common shares, warrants and subscription receipts will be passed upon by McCarthy Tétrault LLP, Toronto, Ontario. Certain U.S. federal income tax matters will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain Canadian federal income tax matters will be passed upon for us by McCarthy Tétrault LLP, Toronto, Ontario. Certain U.S. federal income tax matters regarding certain of the debt securities will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York will issue an opinion as to certain legal matters for the agents or underwriters.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus from the 2018 Annual Report and the effectiveness of the Bank’s internal control over financial reporting have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion and which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the offerings hereunder, other than underwriting discounts and commissions, are as follows (in U.S. dollars):

Registration Statement filing fee	$5,454,000
Trustees’ fees and expenses	$60,000
Legal fees and expenses	$250,000
Accounting fees and expenses	$60,000
Printing costs	$15,000
Miscellaneous	$75,000

Total	$5,914,000

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification

Under the Bank Act, the Bank may not, by contract, resolution or by-law, limit the liability of its directors for breaches of their fiduciary duties. However, except in respect of an action by or on behalf of the Bank to procure a judgment in its favor, the Bank may indemnify a director or officer, a former director or officer or a person who acts or acted at the Bank’s request as a director or officer of or in a similar capacity for another entity, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her because of any civil, criminal, administrative, investigative or other proceeding to which he or she is involved by reason of being or having been associated with the Bank or the entity, if:

(1) that person acted honestly and in good faith with a view to the best interests of the Bank or the other entity, as the case may be, and

(2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that person had reasonable grounds for believing that his or her conduct was lawful.

These individuals are entitled to an indemnity from the Bank if the person was not judged by the court or other competent authority to have committed any fault or omitted to do anything that they ought to have done and fulfilled the conditions set out in (1) and (2) above. The Bank may also advance amounts to the director, officer or other person for the costs, charges and expenses of a proceeding referred to above, provided such amounts are repaid if the conditions set out in (1) and (2) above are not satisfied. The Bank may, with the approval of a court, also indemnify or advance funds to that person regarding an action by or on behalf of the Bank to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the company or entity, if he or she fulfills the conditions set out in (1) and (2) above.

The Bank’s by-laws provide that subject to the limitations contained in the Bank Act, but without limit to the right of the Bank to indemnify or advance funds to any person under the Bank Act or otherwise, the Bank will indemnify a director or officer or a former director or officer, or a person who acts or acted at the Bank’s request as a director or officer or in a similar capacity for another entity, and such person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of that association with the Bank or other entity if: (i) such person acted honestly and in good faith with a view to the best interests, as the case may be, of the Bank or the other entity, for which they acted at the Bank’s request as a director or officer or in a similar capacity; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that such person’s conduct was lawful. These indemnification provisions could be construed to permit or require indemnification for certain liabilities arising out of U.S. federal securities laws.

The Bank maintains directors’ and officers’ liability insurance policies providing for the insurance on behalf of any person who is or was a director or officer of the Bank and subsidiary companies against any liability incurred by him or her in any such capacity or arising out of his or her status as such.

In the form of underwriting agreement related to the issuance of the securities, the Bank will agree to indemnify the underwriters in respect of certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect thereof.

Insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers or persons controlling the Bank pursuant to the foregoing provisions, the Bank has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement for Securities.*

3.1	By-laws of The Toronto-Dominion Bank (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-3 filed on May 31, 2016 (File No. 333-211718)).

4.1	Indenture between The Toronto-Dominion Bank and The Bank of New York Mellon (as successor in interest to The Bank of New York) dated June 30, 2006 related to the senior debt securities (incorporated by reference to Exhibit 7.1 to the Registrant’s Registration Statement on Form F-9 filed on May 29, 2008 (File No. 333-151254)).

4.2	First Supplemental Indenture, dated September 24, 2018, to the Indenture, dated June 30, 2006, between The Toronto-Dominion Bank and The Bank of New York Mellon (as successor in interest to The Bank of New York) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 6-K filed on September 24, 2018).

4.3	Indenture, dated September 15, 2016 among The Toronto-Dominion Bank and Computershare Trust Company, National Association, U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee, related to the subordinated debt securities

4.4	First Supplemental Indenture, dated September 15, 2016, to the Indenture, dated September 15, 2016 among The Toronto-Dominion Bank and Computershare Trust Company, National Association, U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 6-K filed on September 15, 2016).

4.5	Form of Warrant Agreement*

4.6	Form of Subscription Receipt Agreement*

4.7	Form of Unit Agreement.*

4.8	Form of Unit.*

5.1	Opinion of Simpson Thacher & Bartlett LLP, U.S. counsel for the Registrant, as to the validity of the debt securities.

5.2	Opinion of McCarthy Tétrault LLP, Canadian counsel for the Registrant, as to the validity of the securities and as to certain matters of Canadian taxation.

5.3	Opinion of Cadwalader, Wickersham & Taft LLP, special products counsel for the Registrant, as to the validity of the debt securities.

8.1	Opinion of Simpson Thacher & Bartlett LLP, U.S. counsel for the Registrant, as to certain matters of United States federal income taxation.

8.2	Opinion of McCarthy Tétrault LLP, Canadian counsel for the Registrant, as to certain matters of Canadian taxation (included in Exhibit 5.2 above).

8.3	Opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel for the Registrant, as to certain matters of United States federal income taxation.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibits 5.1 and 8.1 above).

23.3	Consent of McCarthy Tétrault LLP (included in Exhibit 5.2 above).

23.4	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.3 and 8.3 above).

24.1	Powers of Attorney (included in the signature page hereto).

25.1	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.

25.2	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.3 above.

*	To be filed as an exhibit to a Report on Form 6-K at the time of a particular offering and incorporated herein by reference.

Additional exhibits to this Registration Statement may be subsequently filed in reports on Form 40-F or on Form 6-K that specifically state that such materials are incorporated by reference as exhibits in Part II of this Registration Statement.

Item 10.	Undertakings

(a) The Registrant hereby undertakes:

(1) to file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions set forth in Item 8 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under sub-section (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), The Toronto-Dominion Bank certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on May 24, 2019.

THE TORONTO-DOMINION BANK

By:	/s/ Ellen Patterson
	Name:	Ellen Patterson
	Title:	Group Head and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Bharat B. Masrani, Riaz Ahmed and Ellen Patterson his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the United States Securities and Exchange Commission (the “SEC”) thereunder, in connection with the registration under the Securities Act of securities of The Toronto-Dominion Bank (the “Bank”), including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her capacity as a member of the Board of Directors or officer of the Bank, on this Registration Statement or a registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act relating to such securities and/or such other form or forms as may be appropriate to be filed with the SEC as any of them deem appropriate in respect of the securities of the Bank, on any and all amendments, including post-effective amendments, to such registration statement and on any and all instruments and documents filed as part of or in connection with such registration statement and any and all amendments thereto, including post-effective amendments.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated in the City of Toronto, Province of Ontario, Canada, on May 24, 2019.

Signature	Title

/s/ Bharat B. Masrani (Bharat B. Masrani)	Group President and Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Riaz Ahmed (Riaz Ahmed)	Group Head and Chief Financial Officer (Principal Financial Officer)

/s/ Valerie Gillis (Valerie Gillis)	Chief Accountant and Senior Vice President, Finance (Principal Accounting Officer)

/s/ Brian M. Levitt (Brian M. Levitt)	Chairman of the Board

/s/ William E. Bennett (William E. Bennett)	Director

Signature	Title

/s/ Amy W. Brinkley (Amy W. Brinkley)	Director

/s/ Brian C. Ferguson (Brian C. Ferguson)	Director

/s/ Colleen A. Goggins (Colleen A. Goggins)	Director

/s/ Mary Jo Haddad (Mary Jo Haddad)	Director

/s/ Jean-René Halde (Jean-René Halde)	Director

/s/ David E. Kepler (David E. Kepler)	Director

/s/ Alan N. MacGibbon (Alan N. MacGibbon)	Director

/s/ Karen E. Maidment (Karen E. Maidment)	Director

/s/ Irene R. Miller (Irene R. Miller)	Director

/s/ Nadir H. Mohamed (Nadir H. Mohamed)	Director

/s/ Claude Mongeau (Claude Mongeau)	Director

/s/ Glenn Gibson (Glenn Gibson)	Authorized Representative in the United States